As filed with the Securities and Exchange Commission on April 9, 2004

Registration Statement No. 333-111632

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 1

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

American Tower Corporation	Delaware	65-0723837
American Towers, Inc.	Delaware	65-0598206
(Exact name of registrant as specified in its charter)	(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

116 Huntington Avenue

Boston, Massachusetts 02116

(617) 375-7500

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

James D. Taiclet, Jr.

Chairman, President and Chief Executive Officer

American Tower Corporation

116 Huntington Avenue

Boston, Massachusetts 02116

(617) 375-7500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

William H. Hess, Esq.	Matthew J. Gardella, Esq.
Executive Vice President and General Counsel	Palmer & Dodge LLP
American Tower Corporation	111 Huntington Avenue
116 Huntington Avenue	Boston, Massachusetts 02199-7613
Boston, Massachusetts 02116	Tel: (617) 239-0100
(617) 375-7500	Fax: (617) 227-4420

Approximate date of commencement of proposed sale to the public:    From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

SUBSIDIARY GUARANTOR REGISTRANTS(1)

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
AMERICAN TOWER DELAWARE CORPORATION	DELAWARE	04-3481371
AMERICAN TOWER INTERNATIONAL, INC.	DELAWARE	04-3557527
AMERICAN TOWER LLC	DELAWARE	03-0511705
AMERICAN TOWER MANAGEMENT, LLC	DELAWARE	04-3498534
AMERICAN TOWER, L.P.	DELAWARE	04-3406587
AMERICAN TOWERS, INC.	DELAWARE	65-0598206
ATC GP, INC.	DELAWARE	04-3406564
ATC INTERNATIONAL HOLDING CORP.	DELAWARE	04-3480859
ATC LP, INC.	DELAWARE	04-3406559
ATC MIDWEST, LLC	DELAWARE	59-3441707
ATC SOUTH AMERICA HOLDING CORP.	DELAWARE	04-3560949
ATC SOUTH, LLC	DELAWARE	04-3547449
ATC TOWER SERVICES, INC.	NEW MEXICO	85-0313707
ATS/PCS, LLC	DELAWARE	04-3415938
CAROLINA TOWERS, INC.	SOUTH CAROLINA	57-0821655
KLINE IRON & STEEL CO., INC.	DELAWARE	04-3513175
MHB TOWER RENTALS OF AMERICA, LLC	MISSISSIPPI	64-0904462
NEW LOMA COMMUNICATIONS, INC.	CALIFORNIA	94-2897237
SHREVEPORT TOWER COMPANY	LOUISIANA	62-1610495
TELECOM TOWERS, L.L.C.	DELAWARE	54-1866469
TOWERS OF AMERICA, L.L.L.P.	DELAWARE	74-2921511
UNISITE, LLC	DELAWARE	95-4480711

(1)	Any of the above registrants may fully and unconditionally guarantee on a joint and several basis any series of debt securities of either American Tower Corporation or American Towers, Inc. offered by the prospectus contained as part of this registration statement as set forth in a related prospectus supplement.

EXPLANATORY NOTE

This registration statement consists of two separate prospectuses covering separately:

(1)	Debt securities, preferred stock, depositary shares, Class A common stock, warrants, stock purchase contracts and equity units and subscription rights of American Tower Corporation, and non-convertible debt securities of American Towers, Inc. fully and conditionally guaranteed by American Tower Corporation to be offered from time to time; and

(2)	Class A common stock of American Tower Corporation to be issued from time to time under a direct stock purchase plan.

PROSPECTUS

AMERICAN TOWER CORPORATION

Debt Securities, Preferred Stock, Depositary Shares, Class A Common Stock,

Warrants, Stock Purchase Contracts and Equity Units

AMERICAN TOWERS, INC.,

our wholly owned and principal operating subsidiary

Debt Securities Which Are Fully and Unconditionally

Guaranteed by American Tower Corporation

We may offer and sell, from time to time in one or more offerings:

•	debt securities,

•	shares of our preferred stock,

•	fractional shares of our preferred stock in the form of depositary shares,

•	shares of our Class A common stock,

•	warrants to purchase any of these securities,

•	stock purchase contracts and equity units, or

•	debt securities of American Towers, Inc., fully and unconditionally guaranteed by American Tower Corporation.

The securities we offer will have an aggregate public offering price of up to $850,000,000.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement. This prospectus provides you with a general description of the securities that we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Incorporation of Documents By Reference” of this prospectus before you make your investment decision.

The Class A common stock of American Tower Corporation is listed on the New York Stock Exchange under the symbol “AMT.” We will make application to list any shares of Class A common stock sold pursuant to a supplement to this prospectus on the NYSE. We have not determined whether we will list any of the other securities we may offer on any exchange or over-the-counter market. If we decide to seek listing of any securities, the supplement will disclose the exchange or market.

Investing in our securities involves risks. See “ Risk Factors” beginning on page 4.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                                , 2004

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement we filed with the SEC using a “shelf” registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of proceeds of $850,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement containing specific information about the terms of that offering. The prospectus supplement may also add, update, or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with information described under the heading “Incorporation of Documents By Reference.”

You should rely only on the information contained in, or incorporated by reference into, this prospectus. We have not authorized anyone else to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. Neither the delivery of this prospectus nor any sale under this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus, that the information contained in this prospectus is correct as of any time subsequent to its date, or that any information incorporated by reference in this prospectus is correct as of any time subsequent to its date. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

We have made statements about future events and expectations, or forward-looking statements, in this prospectus and the documents incorporated by reference into this prospectus. We have based those forward-looking statements on our current expectations and projections about future results. When we use words such as “project,” “believe,” “anticipate,” “plan,” “expect,” “estimate,” or “intend,” or similar expressions, we do so to identify forward-looking statements. Examples of forward-looking statements include statements we make regarding future prospects of growth in the wireless communications and broadcast infrastructure markets, the level of future expenditures by companies in those markets, and other trends in those markets, our ability to maintain or increase our market share, our future capital expenditure levels, and our plans to fund our future liquidity needs. These statements are based on management’s beliefs and assumptions, which in turn are based on currently available information. These assumptions could prove inaccurate.

You should keep in mind that any forward-looking statement made by us in this prospectus and the documents incorporated by reference into this prospectus speaks only as of the date on which we make it. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. In any event, these and other factors may cause our actual results to differ materially from those expressed in our forward-looking statements, including those factors set forth in this prospectus under “Risk Factors.” We have no duty to, and we do not intend to, update or revise forward-looking statements made by us in this prospectus and the documents incorporated by reference into this prospectus, except as required by law. In light of these risks and uncertainties, you should keep in mind that the future events or circumstances described in any forward-looking statements made by us in this prospectus and the documents incorporated by reference into this prospectus or elsewhere might not occur.

AMERI CAN TOWER

American Tower Corporation is a leading wireless and broadcast communications infrastructure company with a portfolio of approximately 15,000 towers. Our primary business is leasing antenna space on multi-tenant communications towers to wireless service providers and radio and television broadcast companies. We operate the largest independent portfolio of wireless communications and broadcast towers in North America, based on number of towers and revenue. Our tower portfolio provides us with a recurring base of leasing revenues from our existing customers and growth potential due to the capacity to add more tenants and equipment to these towers. Our broad network of towers enables us to address the needs of wireless service providers on a national basis. We also offer select tower related services, such as antennae and line installation and site acquisition and zoning services, which are strategic to our core leasing business.

American Towers, Inc. (“ATI”) is the principal operating subsidiary of American Tower Corporation and owns the majority of our operating assets.

Our principal executive offices are located at 116 Huntington Avenue, Boston, Massachusetts 02116, and our telephone number is (617) 375-7500. Our website address is www.americantower.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

In this prospectus, American Tower Corporation and its subsidiaries are referred to collectively as “we,” “us,” or “the company,” unless it is clear from the context that we mean only American Tower Corporation, the parent company, or ATI.

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GUARANTEES

Any of the following subsidiaries of American Tower Corporation (the “Subsidiary Guarantors”), may fully and unconditionally guarantee on a joint and several basis any series of debt securities of either American Tower Corporation or ATI offered by this prospectus, as set forth in a related prospectus supplement: American Tower Delaware Corporation; American Tower International, Inc.; American Tower LLC; American Tower Management, LLC; American Tower, L.P.; ATC GP, Inc.; ATC International Holding Corp.; ATC LP, Inc.; ATC Midwest, LLC; ATC South America Holding Corp.; ATC South, LLC; ATC Tower Services, Inc.; ATS/PCS, LLC; Carolina Towers, Inc.; Kline Iron & Steel Co., Inc.; MHB Tower Rentals of America, LLC; New Loma Communications, Inc.; Shreveport Tower Company; Telecom Towers, L.L.C.; Towers Of America, L.L.L.P.; and UniSite, LLC. In addition to any of the foregoing subsidiaries, ATI may fully and unconditionally guarantee any series of debt securities issued by American Tower Corporation. We refer to these subsidiaries as the “Subsidiary Guarantors.”

American Tower Corporation will fully and unconditionally guarantee any series of debt securities of ATI offered by this prospectus, as set forth in a related prospectus supplement. The term “Guarantor” means American Tower Corporation in its role as guarantor of the debt securities of ATI.

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RISK FACTORS

You should consider the following risk factors, in addition to the other information presented in this prospectus and the documents incorporated by reference into this prospectus in evaluating us, our business and an investment in our securities. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Any of these risks could seriously harm our business and financial results and cause the value of our securities to decline, which in turn could cause you to lose all or part of your investment.

Decrease in demand for tower space would materially and adversely affect our operating results and we cannot control that demand.

Many of the factors affecting the demand for wireless communications tower space, and to a lesser extent our network development services business, could materially affect our operating results. Those factors include:

•	consumer demand for wireless services;

•	the financial condition of wireless service providers;

•	the ability and willingness of wireless service providers to maintain or increase their capital expenditures;

•	the growth rate of wireless communications or of a particular wireless segment;

•	governmental licensing of broadcast rights;

•	mergers or consolidations among wireless service providers;

•	increased use of network sharing arrangements or roaming and resale arrangements by wireless service providers;

•	delays or changes in the deployment of 3G or other technologies;

•	zoning, environmental, health and other government regulations; and

•	technological changes.

The demand for broadcast antenna space is dependent, to a significantly lesser extent, on the needs of television and radio broadcasters. Among other things, technological advances, including the development of satellite-delivered radio, may reduce the need for tower-based broadcast transmission. We could also be affected adversely should the development of digital television be further delayed or impaired, or if demand for it were less than anticipated because of delays, disappointing technical performance or cost to the consumer.

Our participation or inability to participate in tower industry consolidation could involve certain risks.

We believe there are benefits to consolidation among tower companies, and have in the past and may in the future explore merger or acquisition transactions with one or more other companies in our industry. Any merger or acquisition transaction would involve several risks to our business, including demands on managerial personnel that could divert their attention from other aspects of our core leasing business, increased operating risks due to the integration of major national networks into our operational system, and potential antitrust constraints, either in local markets or on a regional basis, that could require selective divestitures at unfavorable prices. Any completed transaction may have an adverse effect on our operating results, particularly in the fiscal quarters immediately following its completion while we integrate the operations of the other business. In addition, once integrated, combined operations may not necessarily achieve the levels of revenues, profitability or productivity anticipated. There also may be limitations on our ability to consummate a merger or acquisition transaction. For example, any transaction would have to comply with the terms of our credit facilities and note indentures, or may require the consent of lenders under those instruments that might not be obtainable on

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acceptable terms. In addition, regulatory constraints might impede or prevent business combinations. Our inability to consummate a merger or acquisition for these or other reasons could result in our failure to participate in the expected benefits of industry consolidation and may have an adverse effect on our ability to compete effectively.

If our wireless service provider customers consolidate or merge with each other to a significant degree, our growth, revenue and ability to generate positive cash flows could be adversely affected.

Significant consolidation among our wireless service provider customers, such as the recently announced transaction between Cingular Wireless and AT&T Wireless, may result in reduced capital expenditures in the aggregate because the existing networks of many wireless carriers overlap, as do their expansion plans. Similar consequences might occur if wireless service providers engage in extensive sharing or roaming or resale arrangements as an alternative to leasing our antennae space. In January 2003, the Federal Communications Commission (which we refer to as the FCC) eliminated its spectrum cap, which prohibited wireless carriers from owning more than 45 MHz of spectrum in any given geographical area. The FCC has also eliminated the cross-interest rule for metropolitan areas, which limited an entity’s ability to own interests in multiple cellular licenses in an overlapping geographical service area. Also, in May 2003, the FCC adopted new rules authorizing wireless radio services holding exclusive licenses to freely lease unused spectrum. Some wireless carriers may be encouraged to consolidate with each other as a result of these regulatory changes as a means to strengthen their financial condition. Consolidation among wireless carriers would also increase our risk that the loss of one or more of our major customers could materially decrease revenues and cash flows.

Due to the long-term expectations of revenue from tenant leases, the tower industry is sensitive to the creditworthiness of its tenants.

Due to the long-term nature of our tenant leases, we, like others in the tower industry, are dependent on the continued financial strength of our tenants. Many wireless service providers operate with substantial leverage. During the past two years, several of our customers have filed for bankruptcy, although to date these bankruptcies have not had a material adverse effect on our business or revenues. In addition, Iusacell Celular, which is our largest customer in Mexico and accounted for approximately 4.7% of our total revenues for the year ended December 31, 2003 and approximately 3.7% for the year ended December 31, 2002, is currently in default under its debt obligations. If one or more of our major customers experience financial difficulties or if Iusacell Celular files for bankruptcy, it could result in uncollectible accounts receivable and our loss of significant customers and anticipated lease revenues.

Our foreign operations are subject to expropriation risk, governmental regulation, funds inaccessibility and foreign exchange exposure.

Our expansion in Mexico and Brazil, and any other possible foreign operations in the future, could result in adverse financial consequences and operational problems not experienced in the United States. We have loaned $119.8 million (undiscounted) to a Mexican company, own or have the economic rights to over 1,800 towers in Mexico, including approximately 200 broadcast towers (after giving effect to pending transactions) and, subject to certain rejection rights, are contractually committed to construct up to approximately 400 additional towers in that country over the next three years. We also own or have acquired the rights to approximately 425 communications towers in Brazil and are, subject to certain rejection rights, contractually committed to construct up to 350 additional towers in that country over the next three years. The actual number of sites constructed will vary depending on the build out plans of the applicable carrier. We may, if economic and capital market conditions permit, also engage in comparable transactions in other countries in the future. Among the risks of foreign operations are governmental expropriation and regulation, the credit quality of our customers, inability to repatriate earnings or other funds, currency fluctuations, difficulty in recruiting trained personnel, and language and cultural differences, all of which could adversely affect our operations.

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A substantial portion of our revenues is derived from a small number of customers.

A substantial portion of our total operating revenues is derived from a small number of customers. Approximately 61.5% of our revenues for the year ended December 31, 2003 were derived from eight customers. Our largest domestic customer is Verizon Wireless, which represented approximately 12.3% of our total revenues for the year ended December 31, 2003. If the recently announced transaction between Cingular Wireless and AT&T Wireless had occurred as of January 1, 2003, however, the combined revenues would have represented approximately 15.0% of our total revenues for the year ended December 31, 2003. Our largest international customer is a group of companies affiliated with Azteca Holdings, S.A. de C.V., including TV Azteca, Unefon and (due to its acquisition in 2003 by Movil Access, an affiliate of Azteca Holdings) Iusacell Celular. Iusacell Celular, Unefon and their affiliates collectively represented approximately 7.5% of our total revenues for the year ended December 31, 2003. In addition, we received $14.2 million in interest income, net, for the year ended December 31, 2003 from TV Azteca. If any of these customers were unwilling or unable to perform their obligations under our agreements with them, our revenues, results of operations, and financial condition could be adversely affected.

In the ordinary course of our business, we also sometimes experience disputes with our customers, generally regarding the interpretation of terms in our agreements. Although historically we have resolved most of these disputes in a manner that did not have a material adverse effect on our company or our customer relationships, these disputes could lead to a termination of our agreements with customers or a material modification of the terms of those agreements, either of which could have a material adverse effect on our business, results of operations and financial condition. If we are forced to resolve any of these disputes through litigation, our relationship with the applicable customer could be terminated or damaged, which could lead to decreased revenues or increased costs, resulting in a corresponding adverse effect on our operating results.

New technologies could make our tower antenna leasing services less desirable to potential tenants and result in decreasing revenues.

The development and implementation of new technologies designed to enhance the efficiency of wireless networks could reduce the use and need for tower-based wireless services transmission and reception and have the effect of decreasing demand for antenna space. Examples of such technologies include technologies that enhance spectral capacity, such as lower-rate vocoders, which can increase the capacity at existing sites and reduce the number of additional sites a given carrier needs to serve any given subscriber base. In addition, the emergence of new technologies could reduce the need for tower-based broadcast services transmission and reception. For example, the growth in delivery of video services by direct broadcast satellites could adversely affect demand for our antenna space. The development and implementation of any of these and similar technologies to any significant degree could have an adverse effect on our operations.

We could have liability under environmental laws.

Our operations, like those of other companies engaged in similar businesses, are subject to the requirements of various federal, state and local and foreign environmental and occupational safety and health laws and regulations, including those relating to the management, use, storage, disposal, emission and remediation of, and exposure to, hazardous and non-hazardous substances, materials, and wastes. As owner, lessee or operator of approximately 15,000 real estate sites, we may be liable for substantial costs of remediating soil and groundwater contaminated by hazardous materials, without regard to whether we, as the owner, lessee or operator, knew of or were responsible for the contamination. In addition, we cannot assure you that we are at all times in complete compliance with all environmental requirements. We may be subject to potentially significant fines or penalties if we fail to comply with any of these requirements. The current cost of complying with these laws is not material to our financial condition or results of operations. However, the requirements of these laws and regulations are complex, change frequently, and could become more stringent in the future. It is possible that these requirements will change or that liabilities will arise in the future in a manner that could have a material adverse effect on our business, financial condition and results of operations.

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Our business is subject to government regulations and changes in current or future laws or regulations could restrict our ability to operate our business as we currently do.

We are subject to federal, state, local and foreign regulation of our business, including regulation by the Federal Aviation Administration (which we refer to as the FAA), the FCC, the Environmental Protection Agency, the Department of Transportation and the Occupational Safety and Health Administration. Both the FCC and the FAA regulate towers used for wireless communications and radio and television antennae and the FCC separately regulates transmitting devices operating on towers. Similar regulations exist in Mexico, Brazil and other foreign countries regarding wireless communications and the operation of communications towers. Local zoning authorities and community organizations are often opposed to construction in their communities and these regulations can delay, prevent or increase the cost of new tower construction, collocations or site upgrade projects, thereby limiting our ability to respond to customer demand. Existing regulatory policies may adversely affect the timing or cost of new tower construction and locations and additional regulations may be adopted that increase delays or result in additional costs to us or that prevent or restrict new tower construction in certain locations. These factors could adversely affect our operations.

Increasing competition in the tower industry may create pricing pressures that may adversely affect us.

Our industry is highly competitive, and our customers have numerous alternatives for leasing antenna space. Some of our competitors are larger and have greater financial resources than we do, while other competitors are in weak financial condition or may have lower return on investment criteria than we do. Competitive pricing pressures for tenants on towers from these competitors could adversely affect our lease rates and services income.

In addition, if we lose customers due to pricing, we may not be able to find new customers, leading to an accompanying adverse effect on our profitability. Increasing competition could also make the acquisition of high quality tower assets more costly.

Our competition includes:

•	national tower companies;

•	wireless carriers that own towers and lease antenna space to other carriers;

•	site development companies that purchase antenna space on existing towers for wireless carriers and manage new tower construction; and

•	alternative site structures (e.g., building rooftops, billboards and utility poles).

Our costs could increase and our revenues could decrease due to perceived health risks from radio emissions, especially if these perceived risks are substantiated.

Public perception of possible health risks associated with cellular and other wireless communications media could slow the growth of wireless companies, which could in turn slow our growth. In particular, negative public perception of, and regulations regarding, these perceived health risks could slow the market acceptance of wireless communications services and increase opposition to the development and expansion of tower sites. The potential connection between radio frequency emissions and certain negative health effects has been the subject of substantial study by the scientific community in recent years. To date, the results of these studies have been inconclusive.

If a connection between radio frequency emissions and possible negative health effects, including cancer, were established, or if the public perception that such a connection exists were to increase, our operations, costs and revenues would be materially and adversely affected. We do not maintain any significant insurance with respect to these matters.

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The bankruptcy proceeding of our Verestar subsidiary exposes us to risks and uncertainties.

Our wholly owned subsidiary, Verestar, Inc., filed for protection under Chapter 11 of the federal bankruptcy laws on December 22, 2003. Verestar was reported as a discontinued operation in December 2002 for financial statement purposes and, as of the date of the bankruptcy filing, was deconsolidated for financial statement purposes.

If Verestar fails to honor certain of its contractual obligations because of its bankruptcy filing or otherwise, claims may be made against us for breaches by Verestar of those contracts as to which we are primarily or secondarily liable as a guarantor, which we do not expect will exceed $10.0 million. In addition, Verestar’s bankruptcy estate may bring certain claims against us or seek to hold us liable for certain transfers made by Verestar to us and/or for Verestar’s obligations to creditors under various equitable theories recognized under bankruptcy law. The outcome of complex litigation (including those claims which may be asserted against us by Verestar’s bankruptcy estate) cannot be predicted with certainty and is dependent upon many factors beyond our control. Finally, we will incur additional costs in connection with our involvement in the reorganization or liquidation of Verestar’s business.

The market for the Class A common stock may be volatile.

The market price of the Class A common stock could be subject to wide fluctuations. These fluctuations could be caused by:

•	quarterly variations in our results of operations;

•	changes in earnings estimates by analysts;

•	conditions in our markets or our industry; or

•	general market or economic conditions.

In addition, in recent years the stock market has experienced price and volume fluctuations. These fluctuations have had a substantial effect on the market prices of securities of many companies, often unrelated to the operating performance of the specific companies. These market fluctuations could adversely affect the price of our Class A common stock.

There will be dilution of the value of our Class A common stock when outstanding warrants become exercisable.

In January 2003, we issued warrants to purchase approximately 11.4 million shares of our Class A common stock in connection with the 12.25% senior subordinated discount notes offering. The shares underlying the warrants represented approximately 5.2% of our outstanding common stock as of March 30, 2004 (assuming all the warrants are exercised). These warrants will become exercisable on or after January 29, 2006 at an exercise price of $0.01 per share. The issuance of these shares will have a dilutive effect on the value of our Class A common stock when these warrants are exercised.

Substantial leverage and debt service obligations may adversely affect us.

We have a substantial amount of indebtedness. As of December 31, 2003, we had approximately $3.4 billion of consolidated debt. Our substantial level of indebtedness increases the possibility that we may be unable to generate cash sufficient to pay when due the principal of, interest on, or other amounts due with respect to our indebtedness. Approximately 21% of our outstanding indebtedness bears interest at floating rates. As a result, our interest payment obligations on such indebtedness will increase if interest rates increase.

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Our substantial leverage could have significant negative consequences on our financial condition and results of operations, including:

•	impairing our ability to meet one or more of the financial ratios contained in our debt agreements or to generate cash sufficient to pay interest or principal, including periodic principal amortization payments, which events could result in an acceleration of some or all of our outstanding debt as a result of cross-default provisions;

•	increasing our vulnerability to general adverse economic and industry conditions;

•	limiting our ability to obtain additional debt or equity financing;

•	requiring the dedication of a substantial portion of our cash flow from operations to service our debt, thereby reducing the amount of our cash flow available for other purposes, including capital expenditures;

•	requiring us to sell debt or equity securities or to sell some of our core assets, possibly on unfavorable terms, to meet payment obligations;

•	limiting our flexibility in planning for, or reacting to, changes in our business and the industries in which we compete; and

•	placing us at a possible competitive disadvantage with less leveraged competitors and competitors that may have better access to capital resources.

Restrictive covenants in our credit facilities and indentures could adversely affect our business by limiting flexibility.

Our credit facilities and the indentures governing the terms of our other debt securities contain restrictive covenants and, in the case of the credit facilities, requirements that we comply with certain leverage and other financial tests. These limit our ability to take various actions, including incurring additional debt, guaranteeing indebtedness, issuing preferred stock, engaging in various types of transactions, including mergers and sales of assets, and paying dividends and making distributions or other restricted payments, including investments. These covenants could have an adverse effect on our business by limiting our ability to take advantage of financing, new tower development, merger and acquisition or other opportunities.

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RATIO OF EARNINGS TO FIXED CHARGES

Our ratio of earnings to fixed charges for the years ended December 31, 1999 through 2003 is set forth in the table below:

	Year Ended December 31,
	1999	2000	2001	2002	2003
Ratio of earnings to fixed charges(1)	—	—	—	—	—

(1)	For purposes of calculating this ratio, “earnings” consists of loss from continuing operations before income taxes, fixed charges (excluding interest capitalized), minority interest in net earnings of subsidiaries, losses from equity investments and amortization of interest capitalized. “Fixed charges” consists of interest expensed and capitalized, amortization of debt discount and related issuance costs and the component of rental expense associated with operating leases believed by management to be representative of the interest factor thereon. We had a deficiency in earnings to fixed charges in each period as follows (in thousands): 1999–$55,299; 2000–$272,783; 2001–$497,488; 2002–$380,745; and 2003–$301,202.

USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sales of securities offered by this prospectus for general corporate purposes, which may include the repayment of debt, refinancing, redemption or repurchase of existing indebtedness or capital stock, working capital, capital expenditures, acquisitions and investments. Pending this utilization, the proceeds will be invested in short-term, dividend-paying or interest-bearing investment grade securities.

DESCRIPTION OF DEBT SECURITIES

The debt securities may be issued by American Tower Corporation or ATI. American Tower Corporation will issue debt securities under an indenture, among it, as issuer, the trustee and, if applicable, any Subsidiary Guarantors. ATI will issue debt securities under a separate indenture among itself, as issuer, American Tower Corporation, as Guarantor, the trustee and, if applicable, any Subsidiary Guarantors. The term “trustee” as used in this prospectus shall refer to the trustee under either of the above indentures. The debt securities will be governed by the provisions of the related indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939.

The following description of debt securities describes general terms and provisions of the series of debt securities to which any prospectus supplement may relate. When we offer to sell a series of debt securities, we will describe the specific terms of the series in the applicable prospectus supplement. If any particular terms of the debt securities described in a prospectus supplement differ from any of the terms described in this prospectus, then the terms described in the applicable prospectus supplement will supersede the terms described in this prospectus. The description of the terms of our debt securities included in this prospectus and in the applicable prospectus supplement, taken together, will summarize all material terms of the debt securities. However, because such description will only be a summary, it will not contain all information that you may find useful. For further information about the indentures and the debt securities, you should read the indentures.

The forms of indentures have been filed as exhibits to the registration statement of which this prospectus is a part. To obtain a copy of the applicable indenture, see “Where You Can Find More Information” in this prospectus. All of the provisions of the applicable indenture, including defined terms, are incorporated by reference in this prospectus. Reference in this prospectus to an “indenture” refer to the particular indenture under which American Tower Corporation or ATI issues a series of debt securities.

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General

Any series of debt securities will be general unsecured obligations of:

•	the respective issuer, which may rank senior or subordinated to other indebtedness of the issuer;

•	American Tower Corporation, as Guarantor, if they are issued by ATI; and

•	the Subsidiary Guarantors if they are guaranteed by the Subsidiary Guarantors.

We will prepare a prospectus supplement relating to any series of debt securities that American Tower Corporation or ATI offers, which will include specific terms relating to some or all of the following:

•	the title and series designation and whether they are senior securities, senior subordinated securities or subordinated securities,

•	the aggregate principal amount of the securities,

•	the percentage of the principal amount at which we will issue the debt securities and, if other than the principal amount of the debt securities, the portion of the principal amount of the debt securities payable upon maturity of the debt securities,

•	if convertible, the initial conversion price, the conversion period and any other terms governing such conversion (indebtedness of ATI, however, shall be non-convertible),

•	the stated maturity date,

•	any fixed or variable interest rate or rates per annum,

•	the date from which interest may accrue and any interest payment dates,

•	any sinking fund requirements,

•	any provisions for redemption, including the redemption price and any remarketing arrangements,

•	whether the securities are denominated or payable in United States dollars or a foreign currency or units of two or more foreign currencies,

•	the events of default and covenants of such securities, to the extent different from those described in this prospectus,

•	whether we will issue the debt securities in certificated or book-entry form,

•	whether the debt securities will be in registered or bearer form and, if in registered form, the denominations if other than in even multiples of $1,000 and, if in bearer form, the denominations and terms and conditions relating thereto,

•	whether we will issue any of the debt securities in permanent global form and, if so, the terms and conditions, if any, upon which interests in the global security may be exchanged for the individual debt securities represented by the global security,

•	the applicability, if any, of the defeasance and covenant defeasance provisions described in this prospectus or any prospectus supplement,

•	whether we will pay additional amounts on the securities in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities instead of making this payment,

•	the subordination provisions, if any, relating to the debt securities, and

•	any other terms of the debt securities consistent with the provisions of the applicable indenture.

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We may issue debt securities at less than the principal amount payable upon maturity. We refer to these securities as “original issue discount securities.” If material or applicable, we will describe in the applicable prospectus supplement special U.S. federal income tax, accounting and other considerations applicable to original issue discount securities.

This description of debt securities will be deemed modified, amended or supplemented by any description of any series of debt securities set forth in a prospectus supplement related to that series.

Denominations, Interest, Registration and Transfer

We will issue the debt securities of any series that are registered securities in denominations that are even multiples of $1,000, other than global securities, which may be of any denomination.

We will pay the interest, principal and any premium at the corporate trust office of the trustee. At our option, however, we may make payment of interest by check mailed to the address of the person entitled to the payment as it appears in the applicable register or by wire transfer of funds to that person at an account maintained within the United States.

If we do not punctually pay or duly provide for interest on any interest payment date, the defaulted interest will be paid either:

•	to the person in whose name the debt security is registered at the close of business on a special record date the applicable trustee will fix, or

•	in any other lawful manner, all as the applicable indenture describes.

You may have your debt securities divided into more debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. We call this an “exchange.”

You may exchange or transfer debt securities at the office of the applicable trustee. The trustee acts as our agent for registering debt securities in the names of holders and transferring debt securities. We may change this appointment to another entity or perform it ourselves. The entity performing the role of maintaining the list of registered holders is called the “security registrar.” It will also perform transfers.

You will not be required to pay a service charge to transfer or exchange debt securities, but you may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The security registrar will make the transfer or exchange only if it is satisfied with your proof of ownership.

Guarantees

The applicable prospectus supplement will describe the terms of any guarantee of indebtedness.

American Tower Corporation will fully and unconditionally guarantee on an unsecured basis all series of debt securities of ATI, and will execute a notation of guarantee as further evidence of its guarantee. As used in this prospectus, the term “Guarantor” means American Tower Corporation in its role as guarantor of the debt securities of ATI.

The payment obligations of American Tower Corporation or ATI under any series of debt securities may be jointly and severally, fully and unconditionally guaranteed by the Subsidiary Guarantors. If a series of debt securities are so guaranteed, the Subsidiary Guarantors will execute a notation of guarantee as further evidence of their guarantee.

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The obligations of each Subsidiary Guarantor under its guarantee of the debt securities will be limited to the maximum amount that will not result in the obligations of the Subsidiary Guarantor under the guarantee constituting a fraudulent conveyance or fraudulent transfer under Federal or state law, after giving effect to:

•	all other contingent and fixed liabilities of the Subsidiary Guarantor; and

•	any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of the Subsidiary Guarantor under its guarantee.

The guarantee of any Subsidiary Guarantor may be released under certain circumstances. If no default has occurred and is continuing under the indenture, and to the extent not otherwise prohibited by the indenture, a Subsidiary Guarantor will be unconditionally released and discharged from the guarantee:

•	automatically upon any sale, exchange or transfer, to any person that is not an affiliate of the issuer, of all of the issuer’s direct or indirect equity interest in the Subsidiary Guarantor;

•	automatically upon the merger of the Subsidiary Guarantor into the issuer or any other Subsidiary Guarantor or the liquidation and dissolution of the Subsidiary Guarantor; or

•	following delivery of a written notice by the issuer to the trustee, upon the release of all guarantees by the Subsidiary Guarantor of any debt of the issuer for borrowed money (or guarantee of such debt), expect for any series of debt securities.

Covenants

We will describe in the applicable prospectus supplement any material covenants of a series of debt securities.

Merger, Consolidation or Sale of Assets

Under any indenture, we are generally permitted to consolidate or merge with another company. We are also permitted to sell substantially all of our assets to another company, or to buy substantially all of the assets of another company. However, we may not take any of these actions unless all the following conditions are met:

•	If we merge out of existence or sell our assets, the other company must be a corporation, partnership or other entity organized under the laws of a State or the District of Columbia or under federal law. The other company must agree to be legally responsible for the debt securities.

•	The merger, sale of assets or other transaction must not cause a default on the debt securities. In addition, we must not already be in default, unless the merger or other transaction would cure the default. A default for this purpose would include any event that would be an event of default if the requirements for giving us default notice or our default having to exist for a specific period of time were disregarded.

Events of Default and Related Matters

Events of Default. The term “event of default” means any of the following:

•	We do not pay the principal or any premium on a debt security on its due date.

•	We do not pay interest on a debt security within 30 days of its due date.

•	We do not deposit any sinking fund payment on its due date.

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•	We remain in breach of any other term of the applicable indenture for 60 days after we receive a notice of default stating we are in breach. Either the trustee or holders of 25% of the principal amount of debt securities of the affected series may send the notice.

•	We file for bankruptcy or certain other events in bankruptcy, insolvency or reorganization occur.

•	Any other event of default described in the applicable prospectus supplement occurs.

Remedies If an Event of Default Occurs. If an event of default has occurred and has not been cured, the trustee or the holders of at least 25% in principal amount of the debt securities of the affected series may declare the entire principal amount of all the debt securities of that series to be due and immediately payable. We call this a declaration of acceleration of maturity. If an event of default occurs because of certain events in bankruptcy, insolvency or reorganization, the principal amount of all the debt securities of that series will be automatically accelerated, without any action by the trustee or any holder. At any time after the trustee or the holders have accelerated any series of debt securities, but before a judgment or decree for payment of the money due has been obtained, the holders of at least a majority in principal amount of the debt securities of the affected series may, under certain circumstances, rescind and annul such acceleration.

Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the applicable indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability. We refer to this as an indemnity. If reasonable indemnity is provided, the holders of a majority in principal amount of the outstanding securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority holders may also direct the trustee in performing any other action under the applicable indenture, subject to certain limitations.

Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

•	You must give the trustee written notice that an event of default has occurred and remains uncured.

•	The holders of at least 25% in principal amount of all outstanding securities of the relevant series must make a written request that the trustee take action because of the default, and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action.

•	The trustee must have not taken action for 60 days after receipt of the above notice and offer of indemnity.

However, you are entitled at any time to bring a lawsuit for the payment of money due on your security after its due date.

We will furnish to the trustee every year a written statement of certain of our officers certifying that to their knowledge we are in compliance with the applicable indenture and the debt securities, or else specifying any default.

Modification of an Indenture

There are three types of changes we can make to the indentures and the debt securities:

Changes Requiring Your Approval. First, there are changes we cannot make to your debt securities without your specific approval. Following is a list of those types of changes:

•	change the stated maturity of the principal or interest on a debt security,

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•	reduce any amounts due on a debt security,

•	reduce the amount of principal payable upon acceleration of the maturity of a debt security following a default,

•	change the place or currency of payment on a debt security,

•	impair your right to sue for payment,

•	modify the subordination provisions, if any, in a manner that is adverse to you,

•	reduce the percentage of holders of debt securities whose consent is needed to modify or amend an indenture,

•	reduce the percentage of holders of debt securities whose consent is needed to waive compliance with certain provisions of an indenture or to waive certain defaults, and

•	modify any other aspect of the provisions dealing with modification and waiver of an indenture.

Changes Requiring a Majority Vote. The second type of change to an indenture and the debt securities is the kind that requires a vote in favor by holders of debt securities owning a majority of the principal amount of the particular series affected. Most changes fall into this category, except for clarifying changes and certain other changes that would not adversely affect holders of the debt securities. We require the same vote to obtain a waiver of a past default. However, we cannot obtain a waiver of a payment default or any other aspect of an indenture or the debt securities listed in the first category described above under “—Changes Requiring Your Approval” unless we obtain your individual consent to the waiver.

Changes Not Requiring Approval. The third type of change does not require any vote by holders of debt securities. This type is limited to clarifications and certain other changes that would not adversely affect holders of the debt securities.

Further Details Concerning Voting. When taking a vote, we will use the following rules to decide how much principal amount to attribute to a debt security:

•	For original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of the debt securities were accelerated to that date because of a default.

•	For debt securities whose principal amount is not known, we will use a special rule for that security described in the applicable prospectus supplement. An example is if the principal amount is based on an index.

•	For debt securities denominated in one or more foreign currencies or currency units, we will use the U.S. dollar equivalent.

Debt securities are not considered outstanding, and therefore not eligible to vote, if we have deposited or set aside in trust for you money for their payment or redemption or if we or one of our affiliates own them. Debt securities are also not eligible to vote if they have been fully defeased as described immediately below under “—Discharge, Defeasance and Covenant Defeasance—Full Defeasance.”

We are generally entitled to set any day as a record date for the purpose of determining the holders of outstanding securities entitled to vote or take other action under an indenture. If we set a record date, only persons who are holders of outstanding securities of the applicable series on the record date may vote or take the action. Moreover, the applicable holders must vote or take the action within 180 days following the record date or another period that we may specify. We may shorten or lengthen this period from time to time.

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Discharge, Defeasance and Covenant Defeasance

Discharge. We may discharge some obligations to holders of any series of debt securities that either have become due and payable or will become due and payable within one year, or scheduled for redemption within one year, by irrevocably depositing with the trustee, in trust, funds in the applicable currency in an amount sufficient to pay the debt securities, including any premium and interest.

Full Defeasance. We can, under particular circumstances, effect a full defeasance of your series of debt securities. By this we mean we can legally release ourselves from any payment or other obligations on the debt securities if we put in place the following arrangements to repay you:

•	We must deposit in trust for your benefit and the benefit of all other direct holders of the debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates.

•	The current federal tax law must be changed or an IRS ruling must be issued permitting the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves. Under current federal tax law, the deposit and our legal release from the debt securities would be treated as though we took back your debt securities and gave you your share of the cash and notes or bonds deposited in trust. In that event, you could recognize gain or loss on the debt securities you give back to us.

•	We must deliver to the trustee a legal opinion confirming the tax law change described above.

If we did accomplish full defeasance, you would have to rely solely on the trust deposit for repayment on the debt securities. You could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever became bankrupt or insolvent. You would also be released from any subordination provisions.

Covenant Defeasance. Under current federal tax law, we can make the same type of deposit described above and be released from some of the restrictive covenants in the debt securities. This is called “covenant defeasance.” In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money and securities set aside in trust to repay the securities and you would be released from any subordination provisions. In order to achieve covenant defeasance, we must do the following:

•	We must deposit in trust for your benefit and the benefit of all other direct holders of the debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates.

•	We must deliver to the trustee a legal opinion confirming that under current federal income tax law we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves.

If we accomplish covenant defeasance, the following provisions of an indenture and the debt securities would no longer apply:

•	Any covenants applicable to the series of debt securities and described in the applicable prospectus supplement.

•	Any subordination provisions.

•	Certain events of default relating to breach of covenants and acceleration of the maturity of other debt set forth in any prospectus supplement.

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If we accomplish covenant defeasance, you can still look to us for repayment of the debt securities if a shortfall in the trust deposit occurred. If one of the remaining events of default occurs, for example, our bankruptcy, and the debt securities become immediately due and payable, there may be a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

Subordination

We will set forth in the applicable prospectus supplement the terms and conditions, if any, upon which any series of senior subordinated securities or subordinated securities is subordinated to debt securities of another series or to other indebtedness of ours. The terms will include a description of:

•	the indebtedness ranking senior to the debt securities being offered,

•	the restrictions, if any, on payments to the holders of the debt securities being offered while a default with respect to the senior indebtedness is continuing,

•	the restrictions, if any, on payments to the holders of the debt securities being offered following an event of default, and

•	provisions requiring holders of the debt securities being offered to remit some payments to holders of senior indebtedness.

Global Securities

If so set forth in the applicable prospectus supplement, we may issue the debt securities of a series in whole or in part in the form of one or more global securities that will be deposited with a depositary identified in the prospectus supplement. We may issue global securities in either registered or bearer form and in either temporary or permanent form. The specific terms of the depositary arrangement with respect to any series of debt securities will be described in the prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

The description below summarizes the more important terms of American Tower Corporation’s capital stock. Because this section is a summary, it does not describe every aspect of our capital stock. This summary is subject to and qualified in its entirety by reference to the provisions of our restated certificate of incorporation, as amended, which we refer to as our charter.

General

The authorized capital stock of American Tower Corporation consists of 20,000,000 shares of preferred stock, $.01 par value per share, 500,000,000 shares of Class A common stock, $.01 par value per share, 50,000,000 shares of Class B common stock, $.01 par value per share, and 10,000,000 shares of Class C common stock, $.01 par value per share. In February 2004, all outstanding shares of our Class B common stock and Class C common stock were converted into shares of Class A common stock on a one-for-one basis. Future issuances of Class B common stock are prohibited by our charter. See “—Common Stock.”

Preferred Stock

Our board of directors will determine the designations, preferences, limitations and relative rights of the 20,000,000 authorized and unissued shares of preferred stock. These include:

•	the distinctive designation of each series and the number of shares that will constitute the series,

•	the voting rights, if any, of shares of the series,

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•	whether shares of the series will be entitled to receive dividends and, if so, the dividend rate on the shares of the series, any restriction, limitation or condition upon the payment of the dividends, whether dividends will be cumulative, and the dates on which dividends are payable,

•	the prices at which, and the terms and conditions on which, the shares of the series may be redeemed, if the shares are redeemable,

•	the purchase or sinking fund provisions, if any, for the purchase or redemption of shares of the series,

•	any preferential amount payable upon shares of the series upon our liquidation or the distribution of our assets,

•	the price or rates of conversion at which, and the terms and conditions on which the shares of the series may be converted into other securities, if the shares are convertible, and

•	whether the series can be exchanged, at our option, into debt securities, and the terms and conditions of any permitted exchange.

The issuance of preferred stock, or the issuance of rights to purchase preferred stock, could discourage an unsolicited acquisition proposal. In addition, the rights of holders of common stock will be subject to, and may be adversely affected by, the rights of holders of any preferred stock that we may issue in the future.

Common Stock

Conversion of Class B Common Stock and Class C Common Stock. In February 2004, all outstanding shares of our Class B common stock were converted into shares of Class A common stock on a one-for-one basis pursuant to the occurrence of the “Dodge Conversion Event” as defined in our charter. Our charter prohibits the future issuance of shares of Class B common stock. Also in February 2004, all outstanding shares of our Class C common stock were converted into shares of Class A common stock on a one-for-one basis. Our charter permits future issuances of shares of Class C common stock.

Dividends. Holders of record of shares of common stock on the record date fixed by our board of directors are entitled to receive dividends as declared by our board of directors out of funds legally available for the purpose. No dividends may be declared or paid in cash or property on any share of any class of common stock, however, unless simultaneously the same dividend is declared or paid on each share of the other classes of common stock. Dividends in the form of shares of stock of any company, including our company or any of our subsidiaries, are excepted from that requirement. Therefore, in the case of stock dividends, the shares paid as the dividend may differ as to voting rights to the extent that voting rights now differ among the different classes of common stock. In the case of any dividend payable in shares of common stock, holders of each class of common stock are entitled to receive the same percentage dividend, payable in shares of that class, as the holders of each other class. Dividends and other distributions on common stock are also subject to the rights of holders of any series of preferred stock or debt that may be outstanding from time to time.

Voting Rights. Holders of shares of Class A common stock have the exclusive voting rights and will vote as a single class on all matters submitted to a vote of the stockholders. The foregoing is subject to the requirements of Delaware corporate law, special provisions in our charter governing election of directors, certain Class A common stock class voting rights and the rights of holders of any series of preferred stock that may be outstanding from time to time. Each share of Class A common stock is entitled to one vote. The holders of the Class A common stock have the right to elect all of our directors. The Class C common stock is nonvoting except as otherwise required by Delaware corporate law.

Delaware corporate law requires the affirmative vote of the holders of a majority of the outstanding shares of any class or series of common stock to approve, among other things, an adverse change in the powers, preferences or special rights of the shares of that class or series. Our charter requires the affirmative vote of the holders of not less than 66 2/3% of the Class A common stock to amend most of the provisions of the charter,

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including those relating to the provisions of the classes of common stock, an increase or decrease in the number of authorized shares of Class A common stock or Class C common stock, indemnification of directors, exoneration of directors for certain acts and the super-majority provision.

The provisions of our charter:

•	prohibit the acquisition by Steven B. Dodge, our former Chairman and Chief Executive Officer, and his controlled entities of more than 49.99% of the aggregate voting power of all shares of capital stock entitled to vote generally for the election of directors, less the voting power represented at the date of determination by the shares of common stock acquired by Thomas H. Stoner, a former director, and purchasers affiliated with him in the January 1998 private offering and owned by them or certain affiliates, and

•	require the holders of a majority of Class A common stock to approve adverse amendments to the powers, preferences or special rights of the Class A common stock.

As of February 13, 2004, Mr. Dodge, together with his affiliates, owned less than 5.0% of total shareholder voting power.

Conversion Provisions. Shares of Class C common stock are convertible, at any time at the option of the holder, on a one-for-one basis into shares of Class A common stock.

Liquidation Rights. Upon our liquidation, dissolution or winding up the holders of each class of common stock are entitled to share ratably in all assets available for distribution after payment in full of creditors and payment in full to holders of preferred stock then outstanding of any amount required to be paid to them. However, if shares of stock or securities of any company, including any of our subsidiaries, are distributed in connection with our liquidation, dissolution or winding up, the shares or securities that we distribute to holders of the various classes of our common stock may differ as to voting rights to the extent that voting rights now differ among the different classes of common stock.

Other Provisions. The holders of common stock have no preemptive, subscription or redemption rights and are not entitled to the benefit of any sinking fund. The shares of common stock presently outstanding are validly issued, fully paid and nonassessable.

In any merger, consolidation or business combination, the holders of each class of common stock must receive the identical consideration to that received by holders of each other class of common stock, except if shares of common stock or common stock of any other company are distributed, in which case the shares may differ as to voting rights to the same extent that voting rights then differ among the different classes of common stock.

No class of common stock may be subdivided, consolidated, reclassified or otherwise changed unless, concurrently, the other classes of common stock are subdivided, consolidated, reclassified or otherwise changed in the same proportion and in the same manner.

Our charter restricts transfers of shares of our capital stock to the extent necessary to comply with the FCC’s foreign ownership limitations.

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Dividend Restrictions

Our borrower subsidiaries are prohibited under the terms of their credit facilities from paying cash dividends or making other distributions on, or making redemptions, purchases or other acquisitions of, their capital stock or other equity interests, including preferred stock, except that, beginning on April 15, 2004, if no default exists or would be created thereby under the credit facilities, our borrower subsidiaries may pay cash dividends or make other distributions to the extent that restricted payments, as defined in the credit facilities, do not exceed 50% of excess cash flow, as defined in the credit facilities, for the preceding calendar year. The indentures governing the 12.25% senior subordinated discount notes due 2008 and the 7.25% senior subordinated notes due 2011, each issued by ATI, our principal operating subsidiary, impose similar limitations on the ability of ATI and certain of our subsidiaries that have guaranteed these notes to pay dividends and make other distributions. The indentures governing our 9 3/8% senior notes due 2009 and our 7.50% senior notes due 2012 also impose significant limitations on the payment of dividends by us to our stockholders.

Delaware Business Combination Provisions

We are subject to the provisions of Section 203 of the General Corporation Law of Delaware. Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the person became an interested stockholder, unless the business combination or the transaction in which the stockholder became an interested stockholder is approved in a prescribed manner. A “business combination” includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within the prior three years did own, 15% or more of the corporation’s voting stock.

Listing of Class A Common Stock

Our Class A common stock is traded on the New York Stock Exchange under the symbol “AMT.”

Transfer Agent and Registrar

The transfer agent and registrar for the Class A common stock is The Bank of New York, P.O. Box 11258, Church Street Station, New York, NY 10286, telephone number (800) 524-4458.

DESCRIPTION OF DEPOSITARY SHARES

General

The description shown below and in any applicable prospectus supplement of certain provisions of any deposit agreement and of the depositary shares and depositary receipts representing depositary shares does not purport to be complete and is subject to and qualified in its entirety by reference to the forms of deposit agreement and depositary receipts relating to each applicable series of preferred stock. The deposit agreement and the depositary receipts contain the full legal text of the matters described in this section. We will file a copy of those documents with the SEC at or before the time of the offering of the applicable series of preferred stock. This summary also is subject to and qualified by reference to the description of the particular terms of your series of depositary shares described in the applicable prospectus supplement.

We may, at our option, elect to offer fractional interests in shares of preferred stock, rather than shares of preferred stock. If we exercise this option, we will appoint a depositary to issue depositary receipts representing those fractional interests. Preferred stock of each series represented by depositary shares will be deposited under a separate deposit agreement between us and the depositary. The prospectus supplement relating to a series of depositary shares will show the name and address of the depositary. Subject to the terms of the applicable deposit agreement, each owner of depositary shares will be entitled to all of the dividend, voting, conversion, redemption, liquidation and other rights and preferences of the preferred stock represented by those depositary shares.

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The depositary shares will be evidenced by depositary receipts issued pursuant to the applicable deposit agreement. Upon surrender of depositary receipts at the office of the depositary, and upon payment of the charges provided in and subject to the terms of the deposit agreement, a holder of depositary shares will be entitled to receive the shares of preferred stock underlying the surrendered depositary receipts.

Dividends and Other Distributions

A depositary will be required to distribute all cash dividends or other cash distributions received in respect of the applicable preferred stock to the record holders of depositary receipts evidencing the related depositary shares in proportion to the number of depositary receipts owned by the holders. Fractions will be rounded down to the nearest whole cent.

If the distribution is other than in cash, a depositary will be required to distribute property received by it to the record holders of depositary receipts entitled thereto, unless the depositary determines that it is not feasible to make the distribution. In that case, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders.

No distributions will be made on any depositary shares that represent preferred stock converted or exchanged. The deposit agreement will also contain provisions relating to the manner in which any subscription or similar rights offered by us to holders of the preferred stock will be made available to holders of depositary shares. All distributions are subject to obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the depositary.

Withdrawal of Preferred Stock

You may receive the number of whole shares of your series of preferred stock and any money or other property represented by those depositary receipts after surrendering the depositary receipts at the corporate trust office of the depositary. Partial shares of preferred stock will not be issued. If the depositary shares that you surrender exceed the number of depositary shares that represent the number of whole shares of preferred stock you wish to withdraw, the depositary will deliver to you at the same time a new depositary receipt evidencing the excess number of depositary shares. Once you have withdrawn your preferred stock, you will not be entitled to re-deposit that preferred stock under the deposit agreement in order to receive depositary shares. We do not expect that there will be any public trading market for withdrawn shares of preferred stock.

Redemption of Depositary Shares

If we redeem a series of the preferred stock underlying the depositary shares, the depositary will redeem those shares from the redemption proceeds received by it. The depositary will mail notice of redemption not less than 30 and not more than 60 days before the date fixed for redemption to the record holders of the depositary receipts evidencing the depositary shares at their addresses appearing in the depositary’s books. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to the series of the preferred stock. The redemption date for depositary shares will be the same as that of the preferred stock. If we are redeeming less than all of the depositary shares, the depositary will select the depositary shares for redemption by lot or pro rata as the depositary may determine.

After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed outstanding. All rights of the holders of the depositary shares and the related depositary receipts will cease at that time, except the right to receive the money or other property to which the holders of depositary shares were entitled upon redemption. Receipt of the money or other property is subject to surrender to the depositary of the depositary receipts evidencing the redeemed depositary shares.

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Voting of the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the applicable preferred stock are entitled to vote, a depositary will be required to mail the information contained in the notice of meeting to the record holders of the applicable depositary receipts. Each record holder of depositary receipts on the record date, which will be the same date as the record date for the preferred stock, will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of preferred stock represented by the holder’s depositary shares. The depositary will try, as practical, to vote the shares as you instruct. We will agree to take all reasonable action that the depositary deems necessary in order to enable it to do so. If you do not instruct the depositary how to vote your shares, the depositary will abstain from voting those shares.

Liquidation Preference

Upon our liquidation, whether voluntary or involuntary, each holder of depositary shares will be entitled to the fraction of the liquidation preference accorded each share of preferred stock represented by the depositary shares, as shown in the applicable prospectus supplement.

Conversion or Exchange of Preferred Stock

The depositary shares will not themselves be convertible into or exchangeable for common stock, preferred stock or any of our other securities or property. Nevertheless, if so specified in the applicable prospectus supplement, the depositary receipts may be surrendered by holders to the applicable depositary with written instructions to it to instruct us to cause conversion of the preferred stock represented by the depositary shares. Similarly, if so specified in the applicable prospectus supplement, we may require you to surrender all of your depositary receipts to the applicable depositary upon our requiring the exchange of the preferred stock represented by the depositary shares into our debt securities. We will agree that, upon receipt of the instruction and any amounts payable in connection with the conversion or exchange, we will cause the conversion or exchange using the same procedures as those provided for delivery of preferred stock to effect the conversion or exchange. If you are converting only a part of the depositary shares, the depositary will issue you a new depositary receipt for any unconverted depositary shares.

Taxation

As owner of depositary shares, you will be treated for U.S. federal income tax purposes as if you were an owner of the series of preferred stock represented by the depositary shares. Therefore, you will be required to take into account for U.S. federal income tax purposes income and deductions to which you would be entitled if you were a holder of the underlying series of preferred stock. In addition:

•	no gain or loss will be recognized for U.S. federal income tax purposes upon the withdrawal of preferred stock in exchange for depositary shares as provided in the deposit agreement,

•	the tax basis of each share of preferred stock issued to you as exchanging owner of depositary shares will, upon exchange, be the same as the aggregate tax basis of the depositary shares exchanged for the preferred stock, and

•	if you held the depositary shares as a capital asset at the time of the exchange for preferred stock, the holding period for shares of the preferred stock will include the period during which you owned the depositary shares.

Amendment and Termination of a Deposit Agreement

We and the applicable depositary are permitted to amend the provisions of the depositary receipts and the deposit agreement. However, the holders of at least a majority of the applicable depositary shares then outstanding must approve any amendment that adds or increases fees or charges or prejudices an important right

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of holders. Every holder of an outstanding depositary receipt at the time any amendment becomes effective, by continuing to hold the receipt, will be bound by the applicable deposit agreement as amended.

Any deposit agreement may be terminated by us upon not less than 30 days’ prior written notice to the applicable depositary if a majority of each series of preferred stock affected by the termination consents to the termination. When that occurs, the depositary will be required to deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by the holder, the number of whole or fractional shares of preferred stock as are represented by the depositary shares evidenced by the depositary receipts, together with any other property held by the depositary with respect to the depositary receipts. In addition, a deposit agreement will automatically terminate if:

•	all depositary shares outstanding under it shall have been redeemed,

•	there shall have been a final distribution in respect of the related preferred stock in connection with our liquidation and the distribution shall have been made to the holders of depositary receipts evidencing the depositary shares underlying the preferred stock, or

•	each of the shares of related preferred stock shall have been converted or exchanged into securities not represented by depositary shares.

Charges of a Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of a deposit agreement. In addition, we will pay the fees and expenses of a depositary in connection with the initial deposit of the preferred stock and any redemption of preferred stock. However, holders of depositary receipts will pay any transfer or other governmental charges and the fees and expenses of a depositary for any duties the holders request to be performed that are outside of those expressly provided for in the applicable deposit agreement.

Resignation and Removal of Depositary

A depositary may resign at any time by delivering to us notice of its election to do so. In addition, we may at any time remove a depositary. Any resignation or removal will take effect when we appoint a successor depositary and it accepts the appointment. We must appoint a successor depositary within 60 days after delivery of the notice of resignation or removal. A depositary must be a bank or trust company having its principal office in the United States that has a combined capital and surplus of at least $50 million.

Miscellaneous

A depositary will be required to forward to holders of depositary receipts any reports and communications from us that are received by it with respect to the related preferred stock.

Neither a depositary nor we will be liable if it is prevented from or delayed in performing its obligations under a deposit agreement by law or any circumstances beyond its control. Our obligations and those of the depositary under a deposit agreement will be limited to performing their duties in good faith and without gross negligence or willful misconduct. Neither we nor any depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares or related preferred stock unless satisfactory indemnity is furnished. We and each depositary will be permitted to rely on written advice of counsel or accountants, on information provided by persons presenting preferred stock for deposit, by holders of depositary receipts, or by other persons believed in good faith to be competent to give the information, and on documents believed in good faith to be genuine and signed by a proper party.

If a depositary receives conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and us, on the other hand, the depositary shall be entitled to act on the claims, requests or instructions received from us.

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DESCRIPTION OF WARRANTS

We may issue, together with any other securities being offered or separately, warrants entitling the holder to purchase from or sell to us, or to receive from us the cash value of the right to purchase or sell, debt securities, preferred stock, depositary shares or common stock. We and a warrant agent will enter a warrant agreement pursuant to which the warrants will be issued. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. We will file a copy of the warrants and the warrant agreement with the SEC at or before the time of the offering of the applicable series of warrants.

In the case of each series of warrants, the applicable prospectus supplement will describe the terms of the warrants being offered thereby. These include the following, if applicable:

•	the offering price,

•	the number of warrants offered,

•	the securities underlying the warrants,

•	the exercise price, the procedures for exercise of the warrants and the circumstances, if any, that will deem the warrants to be automatically exercised,

•	the date on which the warrants will expire,

•	federal income tax consequences,

•	the rights, if any, we have to redeem the warrant,

•	the name of the warrant agent, and

•	the other terms of the warrants.

Warrants may be exercised at the appropriate office of the warrant agent or any other office indicated in the applicable prospectus supplement. Before the exercise of warrants, holders will not have any of the rights of holders of the securities purchasable upon exercise and will not be entitled to payments made to holders of those securities.

The warrant agreements may be amended or supplemented without the consent of the holders of the warrants to which it applies to effect changes that are not inconsistent with the provisions of the warrants and that do not adversely affect the interests of the holders of the warrants. However, any amendment that materially and adversely alters the rights of the holders of warrants will not be effective unless the holders of at least a majority of the applicable warrants then outstanding approve the amendment. Every holder of an outstanding warrant at the time any amendment becomes effective, by continuing to hold the warrant, will be bound by the applicable warrant agreement as amended. The prospectus supplement applicable to a particular series of warrants may provide that certain provisions of the warrants, including the securities for which they may be exercisable, the exercise price, and the expiration date, may not be altered without the consent of the holder of each warrant.

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DESCRIPTION OF STOCK PURCHASE CONTRACTS AND EQUITY UNITS

The applicable prospectus supplement will describe the terms of the stock purchase contracts or equity units offered by that prospectus supplement. If we issue any stock purchase contracts or equity units, we will file the form of stock purchase contract and equity unit as exhibits to the registration statement and you should read these documents for provisions that may be important to you. You can obtain copies of any form of stock purchase contract and equity unit by following the directions described under the caption “Incorporation of Documents By Reference.”

We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of shares of Class A common stock, or other securities at a future date or dates. We may fix the price and number of securities subject to the stock purchase contracts at the time we issue the stock purchase contracts or we may provide that the price and number of securities will be determined pursuant to a formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and debt securities or debt obligations of third parties, including U.S. treasury securities, securing the obligations of the holders of the units to purchase the securities under the stock purchase contracts. We refer to these units as equity units. The stock purchase contracts will require holders to secure their obligations under the stock purchase contracts. The stock purchase contracts also may require us to make periodic payments to the holders of the equity units or vice versa, and those payments may be unsecured or refunded on some basis.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus to one or more underwriters or dealers for public offering, through agents, directly to purchasers or through a combination of any such methods of sale. The name of any such underwriter, dealer or agent involved in the offer and sale of the securities, the amounts underwritten and the nature of its obligation to take the securities will be named in the applicable prospectus supplement. We have reserved the right to sell the securities directly to investors on our own behalf in those jurisdictions where we are authorized to do so. The sale of the securities may be effected in transactions (a) on any national or international securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, (b) in the over-the-counter market, (c) in transactions otherwise than on such exchanges or in the over-the-counter market or (d) through the writing of options.

The distribution of offered securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the market prices, or at negotiated prices. In connection with the sale of offered securities, underwriters or agents may receive or be deemed to have received compensation from us or from purchasers in the form of underwriting discounts, concessions or commissions. Underwriters may sell offered securities to or through dealers, and dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or from purchasers.

We will show any underwriting compensation paid by us to underwriters or agents in connection with the offering of offered securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the offered securities may be deemed to be underwriters. Any discounts, concessions and commissions received by them and any profit realized by them on resale of the offered securities may be deemed to be underwriting discounts and commissions, under the Securities Act of 1933. Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act.

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If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase offered securities from us at the public offering price shown in the applicable prospectus supplement pursuant to contracts providing for payment and delivery on a future date or dates. Institutions with whom contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions. We are required to approve any contracts and the institutions that may become parties to them. Any contracts will be subject to the condition that the purchase by an institution of the offered securities will not at the time of delivery be prohibited under the law of any jurisdiction in the United States to which the institution is subject. If a portion of the offered securities is being sold to underwriters, the contract may also be subject to the condition that we will have sold to the underwriters the offered securities not sold for delayed delivery. The underwriters and the other persons will not have any responsibility in respect of the validity or performance of the contracts.

To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. These may include over-allotment, stabilization, syndicate, short covering transactions and penalty bids. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions involve bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate short covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim selling concessions from dealers when the securities originally sold by the dealers are purchased in covering transactions to cover syndicate short positions. These transactions may cause the price of the securities sold in an offering to be higher than it would otherwise be. These transactions, if commenced, may be discontinued by the underwriters at any time.

One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if the prospectus supplement so indicates, in connection with a remarketing arrangement contemplated by the terms of the securities. Remarketing firms will act as principals for their own accounts or as agents. The prospectus supplement will identify any remarketing firm and the terms of any agreement into which it may have entered with us, and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the remarketing of the securities. If required by applicable securities laws, this prospectus and an applicable prospectus supplement may also be delivered in connection with the exercise by a holder of an early settlement option or similar feature of share purchase or similar contracts.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). Such underwriters may include, among others, Bear Stearns & Co. Inc., Citigroup Global Markets, Inc., Credit Suisse First Boston LLC, Goldman, Sachs & Co., J.P. Morgan Securities Inc. and TD Securities (USA) Inc.

Unless otherwise specified in the related prospectus supplement, each series of offered securities, other than shares of Class A common stock, will be a new issue with no established trading market. Our Class A common stock is listed on the NYSE and traded under the symbol “AMT.” Any shares of Class A common stock sold pursuant to a prospectus supplement will be listed on the NYSE, subject to official notice of issuance. We may elect to list any other series or class of offered securities on an exchange or on the Nasdaq National Market, but are not obligated to do so. Any underwriters to whom offered securities are sold by us for public offering and sale may make a market in those offered securities. Underwriters will not be obligated to make any market, however, and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of or the trading markets for any offered securities.

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Certain of the underwriters and their affiliates may engage in transactions with and perform services for us in the ordinary course of business for which they receive compensation.

The specific terms and manner of sale of the offered securities will be shown or summarized in the applicable prospectus supplement. The aggregate amount of any Class A common stock offered in any “at-the-market offering” will not exceed the limit permissible under Rule 415(a)(4) under the Securities Act.

VALIDITY OF THE OFFERED SECURITIES

Palmer & Dodge, Boston, Massachusetts, will pass upon the validity of the offered securities for us. A partner of Palmer & Dodge LLP holds options to purchase 7,200 shares of our Class A common stock at $18.75 per share.

EXPERTS

The consolidated financial statements of American Tower Corporation incorporated in this prospectus by reference from American Tower Corporation’s Annual Report on Form 10-K for the year ended December 31, 2003, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standard No. 133, “Accounting for Derivative Instruments and Hedging Activities,” as amended, and Statement of Financial Accounting Standard No. 142, “Goodwill and Other Intangible Assets,” which is incorporated herein by reference, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

American Tower Corporation files annual, quarterly and current reports, proxy statements and other information with the SEC. These SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Please note that the SEC’s website is included in this prospectus as an inactive textual reference only. The information contained on the SEC’s website is not incorporated by reference into this prospectus and should not be considered to be part of this prospectus. You may also read and copy any document we file with the SEC at its public reference facility at 450 Fifth Street, N.W., Washington, D.C. 20459. You can also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facility.

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INCORPORATION OF DOCUMENTS BY REFERENCE

We “incorporate by reference” into this prospectus certain information filed with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Certain information that is subsequently filed with the SEC will automatically update and supersede information in this prospectus and in our other filings with the SEC. We incorporate by reference the documents listed below, which have been filed with the SEC, and any future filings American Tower Corporation may make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, provided, however, that we are not incorporating any information furnished under Item 9 (Item 7.01) or Item 12 (Item 2.02) of any Current Report on Form 8-K (unless otherwise indicated):

•	American Tower Corporation’s Annual Report on Form 10-K for the year ended December 31, 2003 filed with the SEC on March 12, 2004;

•	American Tower Corporation’s Current Reports on Form 8-K filed with the SEC on January 20, 2004, January 27, 2004, February 18, 2004 and February 23, 2004; and

•	the description of American Tower Corporation’s Class A common stock contained in its registration statement on Form 8-A (File No. 001-14195) filed on June 4, 1998.

You may request a copy of these filings at no cost, by writing or calling us at the following address: 116 Huntington Avenue, Boston, Massachusetts 02116, Tel: (617) 375-7500, Attention: Vice President of Finance, Investor Relations. The information relating to us contained in this prospectus and any prospectus supplement does not purport to be complete and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference into this prospectus or any prospectus supplement.

Any statements made in this prospectus or any prospectus supplement or in a document incorporated or deemed to be incorporated by reference into this prospectus or any prospectus supplement will be deemed to be modified or superseded to the extent that a statement contained in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference into this prospectus or prospectus supplement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

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PROSPECTUS

$150,000,000

Direct Stock Purchase Plan

This prospectus relates to our Direct Stock Purchase Plan. The plan is designed to provide investors with a convenient and economical way to purchase shares of our Class A common stock. Under the plan, participants may:

•	Purchase their first shares of our Class A common stock by making an initial cash investment of at least $1,000 and up to $10,000.

•	Purchase additional shares of our Class A common stock by making optional cash investments at any time of at least $500 per payment and up to a maximum of $10,000 per month.

•	Make optional cash investments in excess of $10,000 per month, but only after submission of a written request for waiver has been made to us and after we have given our written approval, which we may grant or refuse to grant in our sole discretion.

•	On investments in excess of $10,000 that we approve, purchase newly issued shares of our Class A common stock at a discount of up to 5%, as we may determine from time to time in our sole discretion.

•	Elect to automatically reinvest cash dividends, if any, that we pay in the future on all or a portion of their shares of Class A common stock.

Please read this prospectus in its entirety for a more detailed description of our Direct Stock Purchase Plan and its features.

Our Class A common stock is listed on the New York Stock Exchange under the symbol “AMT.”

Investing in our Class A common stock involves risks. See “ Risk Factors” beginning on page 3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                             , 2004

You should rely only on the information incorporated by reference or provided in this document and any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any jurisdiction where it is unlawful. If anyone provides you with different or inconsistent information, you should not rely on it. Neither the delivery of this prospectus nor any sale under this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus, that the information contained in this prospectus is correct as of any time subsequent to its date, or that any information incorporated by reference in this prospectus is correct as of any time subsequent to its date.

References in this prospectus to the terms “we,” “our” or “us” or other similar terms mean American Tower Corporation and its consolidated subsidiaries, unless we state otherwise or the context indicates otherwise.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

We have made statements about future events and expectations, or forward-looking statements, in this prospectus and the documents incorporated by reference into this prospectus. We have based those forward-looking statements on our current expectations and projections about future results. When we use words such as “project,” “believe,” “anticipate,” “plan,” “expect,” “estimate,” or “intend,” or similar expressions, we do so to identify forward-looking statements. Examples of forward-looking statements include statements we make regarding future prospects of growth in the wireless communications and broadcast infrastructure markets, the level of future expenditures by companies in those markets, and other trends in those markets, our ability to maintain or increase our market share, our future capital expenditure levels, and our plans to fund our future liquidity needs. These statements are based on management’s beliefs and assumptions, which in turn are based on currently available information. These assumptions could prove inaccurate.

You should keep in mind that any forward-looking statement made by us in this prospectus and the documents incorporated by reference into this prospectus speaks only as of the date on which we make it. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. In any event, these and other factors may cause our actual results to differ materially from those expressed in our forward-looking statements, including those factors set forth in this prospectus under “Risk Factors.” We have no duty to, and we do not intend to, update or revise forward-looking statements made by us in this prospectus and the documents incorporated by reference into this prospectus, except as required by law. In light of these risks and uncertainties, you should keep in mind that the future events or circumstances described in any forward-looking statements made by us in this prospectus and the documents incorporated by reference into this prospectus or elsewhere might not occur.

AMERICAN TOWER

We are a leading wireless and broadcast communications infrastructure company with a portfolio of approximately 15,000 towers. Our primary business is leasing antenna space on multi-tenant communications towers to wireless service providers and radio and television broadcast companies. We operate the largest independent portfolio of wireless communications and broadcast towers in North America, based on number of towers and revenue. Our tower portfolio provides us with a recurring base of leasing revenues from our existing customers and growth potential due to the capacity to add more tenants and equipment to these towers. Our broad network of towers enables us to address the needs of wireless service providers on a national basis. We also offer select tower related services, such as antennae and line installation and site acquisition and zoning services, which are strategic to our core leasing business.

Our principal executive offices are located at 116 Huntington Avenue, Boston, Massachusetts 02116, and our telephone number is (617) 375-7500. Our website address is www.americantower.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

RISK FACTORS

You should consider the following risk factors, in addition to the other information presented in this prospectus and the documents incorporated by reference into this prospectus in evaluating us, our business and an investment in our securities. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Any of these risks could seriously harm our business and financial results and cause the value of our securities to decline, which in turn could cause you to lose all or part of your investment.

Decrease in demand for tower space would materially and adversely affect our operating results and we cannot control that demand.

Many of the factors affecting the demand for wireless communications tower space, and to a lesser extent our network development services business, could materially affect our operating results. Those factors include:

•	consumer demand for wireless services;

•	the financial condition of wireless service providers;

•	the ability and willingness of wireless service providers to maintain or increase their capital expenditures;

•	the growth rate of wireless communications or of a particular wireless segment;

•	governmental licensing of broadcast rights;

•	mergers or consolidations among wireless service providers;

•	increased use of network sharing arrangements or roaming and resale arrangements by wireless service providers;

•	delays or changes in the deployment of 3G or other technologies;

•	zoning, environmental, health and other government regulations; and

•	technological changes.

The demand for broadcast antenna space is dependent, to a significantly lesser extent, on the needs of television and radio broadcasters. Among other things, technological advances, including the development of satellite-delivered radio, may reduce the need for tower-based broadcast transmission. We could also be affected adversely should the development of digital television be further delayed or impaired, or if demand for it were less than anticipated because of delays, disappointing technical performance or cost to the consumer.

Our participation or inability to participate in tower industry consolidation could involve certain risks.

We believe there are benefits to consolidation among tower companies, and have in the past and may in the future explore merger or acquisition transactions with one or more other companies in our industry. Any merger or acquisition transaction would involve several risks to our business, including demands on managerial personnel that could divert their attention from other aspects of our core leasing business, increased operating risks due to the integration of major national networks into our operational system, and potential antitrust constraints, either in local markets or on a regional basis, that could require selective divestitures at unfavorable prices. Any completed transaction may have an adverse effect on our operating results, particularly in the fiscal quarters immediately following its completion while we integrate the operations of the other business. In addition, once integrated, combined operations may not necessarily achieve the levels of revenues, profitability or productivity anticipated. There also may be limitations on our ability to consummate a merger or acquisition transaction. For example, any transaction would have to comply with the terms of our credit facilities and note indentures, or may require the consent of lenders under those instruments that might not be obtainable on acceptable terms. In addition, regulatory constraints might impede or prevent business combinations. Our inability to consummate a merger or acquisition for these or other reasons could result in our failure to participate in the expected benefits of industry consolidation and may have an adverse effect on our ability to compete effectively.

If our wireless service provider customers consolidate or merge with each other to a significant degree, our growth, revenue and ability to generate positive cash flows could be adversely affected.

Significant consolidation among our wireless service provider customers, such as the recently announced transaction between Cingular Wireless and AT&T Wireless, may result in reduced capital expenditures in the aggregate because the existing networks of many wireless carriers overlap, as do their expansion plans. Similar consequences might occur if wireless service providers engage in extensive sharing or roaming or resale arrangements as an alternative to leasing our antennae space. In January 2003, the Federal Communications Commission (which we refer to as the FCC) eliminated its spectrum cap, which prohibited wireless carriers from owning more than 45 MHz of spectrum in any given geographical area. The FCC has also eliminated the cross-interest rule for metropolitan areas, which limited an entity’s ability to own interests in multiple cellular licenses in an overlapping geographical service area. Also, in May 2003, the FCC adopted new rules authorizing wireless radio services holding exclusive licenses to freely lease unused spectrum. Some wireless carriers may be encouraged to consolidate with each other as a result of these regulatory changes as a means to strengthen their financial condition. Consolidation among wireless carriers would also increase our risk that the loss of one or more of our major customers could materially decrease revenues and cash flows.

Due to the long-term expectations of revenue from tenant leases, the tower industry is sensitive to the creditworthiness of its tenants.

Due to the long-term nature of our tenant leases, we, like others in the tower industry, are dependent on the continued financial strength of our tenants. Many wireless service providers operate with substantial leverage. During the past two years, several of our customers have filed for bankruptcy, although to date these bankruptcies have not had a material adverse effect on our business or revenues. In addition, Iusacell Celular, which is our largest customer in Mexico and accounted for approximately 4.7% of our total revenues for the year ended December 31, 2003 and approximately 3.7% for the year ended December 31, 2002, is currently in default under its debt obligations. If one or more of our major customers experience financial difficulties or if Iusacell Celular files for bankruptcy, it could result in uncollectible accounts receivable and our loss of significant customers and anticipated lease revenues.

Our foreign operations are subject to expropriation risk, governmental regulation, funds inaccessibility and foreign exchange exposure.

Our expansion in Mexico and Brazil, and any other possible foreign operations in the future, could result in adverse financial consequences and operational problems not experienced in the United States. We have loaned $119.8 million (undiscounted) to a Mexican company, own or have the economic rights to over 1,800 towers in Mexico, including approximately 200 broadcast towers (after giving effect to pending transactions) and, subject to certain rejection rights, are contractually committed to construct up to approximately 400 additional towers in that country over the next three years. We also own or have acquired the rights to approximately 425 communications towers in Brazil and are, subject to certain rejection rights, contractually committed to construct up to 350 additional towers in that country over the next three years. The actual number of sites constructed will vary depending on the build out plans of the applicable carrier. We may, if economic and capital market conditions permit, also engage in comparable transactions in other countries in the future. Among the risks of foreign operations are governmental expropriation and regulation, the credit quality of our customers, inability to repatriate earnings or other funds, currency fluctuations, difficulty in recruiting trained personnel, and language and cultural differences, all of which could adversely affect our operations.

A substantial portion of our revenues is derived from a small number of customers.

A substantial portion of our total operating revenues is derived from a small number of customers. Approximately 61.5% of our revenues for the year ended December 31, 2003 were derived from eight customers. Our largest domestic customer is Verizon Wireless, which represented approximately 12.3% of our total revenues for the year ended December 31, 2003. If the recently announced transaction between Cingular Wireless and AT&T Wireless had occurred as of January 1, 2003, however, the combined revenues would have represented approximately 15.0% of our total revenues for the year ended December 31, 2003. Our largest international customer is a group of companies affiliated with Azteca Holdings, S.A. de C.V., including TV Azteca, Unefon and (due to its acquisition in 2003 by Movil Access, an affiliate of Azteca Holdings) Iusacell Celular. Iusacell Celular, Unefon and their affiliates collectively represented approximately 7.5% of our total revenues for the year ended December 31, 2003. In addition, we received $14.2 million in interest income, net, for the year ended December 31, 2003 from TV Azteca. If any of these customers were unwilling or unable to perform their obligations under our agreements with them, our revenues, results of operations, and financial condition could be adversely affected.

In the ordinary course of our business, we also sometimes experience disputes with our customers, generally regarding the interpretation of terms in our agreements. Although historically we have resolved most of these disputes in a manner that did not have a material adverse effect on our company or our customer relationships, these disputes could lead to a termination of our agreements with customers or a material modification of the terms of those agreements, either of which could have a material adverse effect on our business, results of operations and financial condition. If we are forced to resolve any of these disputes through litigation, our relationship with the applicable customer could be terminated or damaged, which could lead to decreased revenues or increased costs, resulting in a corresponding adverse effect on our operating results.

New technologies could make our tower antenna leasing services less desirable to potential tenants and result in decreasing revenues.

The development and implementation of new technologies designed to enhance the efficiency of wireless networks could reduce the use and need for tower-based wireless services transmission and reception and have the effect of decreasing demand for antenna space. Examples of such technologies include technologies that enhance spectral capacity, such as lower-rate vocoders, which can increase the capacity at existing sites and reduce the number of additional sites a given carrier needs to serve any given subscriber base. In addition, the emergence of new technologies could reduce the need for tower-based broadcast services transmission and reception. For example, the growth in delivery of video services by direct broadcast satellites could adversely affect demand for our antenna space. The development and implementation of any of these and similar technologies to any significant degree could have an adverse effect on our operations.

We could have liability under environmental laws.

Our operations, like those of other companies engaged in similar businesses, are subject to the requirements of various federal, state and local and foreign environmental and occupational safety and health laws and regulations, including those relating to the management, use, storage, disposal, emission and remediation of, and exposure to, hazardous and non-hazardous substances, materials, and wastes. As owner, lessee or operator of approximately 15,000 real estate sites, we may be liable for substantial costs of remediating soil and groundwater contaminated by hazardous materials, without regard to whether we, as the owner, lessee or operator, knew of or were responsible for the contamination. In addition, we cannot assure you that we are at all times in complete compliance with all environmental requirements. We may be subject to potentially significant fines or penalties if we fail to comply with any of these requirements. The current cost of complying with these laws is not material to our financial condition or results of operations. However, the requirements of these laws and regulations are complex, change frequently, and could become more stringent in the future. It is possible that these requirements will change or that liabilities will arise in the future in a manner that could have a material adverse effect on our business, financial condition and results of operations.

Our business is subject to government regulations and changes in current or future laws or regulations could restrict our ability to operate our business as we currently do.

We are subject to federal, state, local and foreign regulation of our business, including regulation by the Federal Aviation Administration (which we refer to as the FAA), the FCC, the Environmental Protection Agency, the Department of Transportation and the Occupational Safety and Health Administration. Both the FCC and the FAA regulate towers used for wireless communications and radio and television antennae and the FCC separately regulates transmitting devices operating on towers. Similar regulations exist in Mexico, Brazil and other foreign countries regarding wireless communications and the operation of communications towers. Local zoning authorities and community organizations are often opposed to construction in their communities and these regulations can delay, prevent or increase the cost of new tower construction, collocations or site upgrade projects, thereby limiting our ability to respond to customer demand. Existing regulatory policies may adversely affect the timing or cost of new tower construction and locations and additional regulations may be adopted that increase delays or result in additional costs to us or that prevent or restrict new tower construction in certain locations. These factors could adversely affect our operations.

Increasing competition in the tower industry may create pricing pressures that may adversely affect us.

Our industry is highly competitive, and our customers have numerous alternatives for leasing antenna space. Some of our competitors are larger and have greater financial resources than we do, while other competitors are in weak financial condition or may have lower return on investment criteria than we do. Competitive pricing pressures for tenants on towers from these competitors could adversely affect our lease rates and services income.

In addition, if we lose customers due to pricing, we may not be able to find new customers, leading to an accompanying adverse effect on our profitability. Increasing competition could also make the acquisition of high quality tower assets more costly.

Our competition includes:

•	national tower companies;

•	wireless carriers that own towers and lease antenna space to other carriers;

•	site development companies that purchase antenna space on existing towers for wireless carriers and manage new tower construction; and

•	alternative site structures (e.g., building rooftops, billboards and utility poles).

Our costs could increase and our revenues could decrease due to perceived health risks from radio emissions, especially if these perceived risks are substantiated.

Public perception of possible health risks associated with cellular and other wireless communications media could slow the growth of wireless companies, which could in turn slow our growth. In particular, negative public perception of, and regulations regarding, these perceived health risks could slow the market acceptance of wireless communications services and increase opposition to the development and expansion of tower sites. The potential connection between radio frequency emissions and certain negative health effects has been the subject of substantial study by the scientific community in recent years. To date, the results of these studies have been inconclusive.

If a connection between radio frequency emissions and possible negative health effects, including cancer, were established, or if the public perception that such a connection exists were to increase, our operations, costs and revenues would be materially and adversely affected. We do not maintain any significant insurance with respect to these matters.

The bankruptcy proceeding of our Verestar subsidiary exposes us to risks and uncertainties.

Our wholly owned subsidiary, Verestar, Inc., filed for protection under Chapter 11 of the federal bankruptcy laws on December 22, 2003. Verestar was reported as a discontinued operation in December 2002 for financial statement purposes and, as of the date of the bankruptcy filing, was deconsolidated for financial statement purposes.

If Verestar fails to honor certain of its contractual obligations because of its bankruptcy filing or otherwise, claims may be made against us for breaches by Verestar of those contracts as to which we are primarily or secondarily liable as a guarantor, which we do not expect will exceed $10.0 million. In addition, Verestar’s bankruptcy estate may bring certain claims against us or seek to hold us liable for certain transfers made by Verestar to us and/or for Verestar’s obligations to creditors under various equitable theories recognized under bankruptcy law. The outcome of complex litigation (including those claims which may be asserted against us by Verestar’s bankruptcy estate) cannot be predicted with certainty and is dependent upon many factors beyond our control. Finally, we will incur additional costs in connection with our involvement in the reorganization or liquidation of Verestar’s business.

The market for the Class A common stock may be volatile.

The market price of the Class A common stock could be subject to wide fluctuations. These fluctuations could be caused by:

•	quarterly variations in our results of operations;

•	changes in earnings estimates by analysts;

•	conditions in our markets or our industry; or

•	general market or economic conditions.

In addition, in recent years the stock market has experienced price and volume fluctuations. These fluctuations have had a substantial effect on the market prices of securities of many companies, often unrelated to the operating performance of the specific companies. These market fluctuations could adversely affect the price of our Class A common stock.

There will be dilution of the value of our Class A common stock when outstanding warrants become exercisable.

In January 2003, we issued warrants to purchase approximately 11.4 million shares of our Class A common stock in connection with the 12.25% senior subordinated discount notes offering. The shares underlying the warrants represented approximately 5.2% of our outstanding common stock as of March 30, 2004 (assuming all the warrants are exercised). These warrants will become exercisable on or after January 29, 2006 at an exercise price of $0.01 per share. The issuance of these shares will have a dilutive effect on the value of our Class A common stock when these warrants are exercised.

Substantial leverage and debt service obligations may adversely affect us.

We have a substantial amount of indebtedness. As of December 31, 2003, we had approximately $3.4 billion of consolidated debt. Our substantial level of indebtedness increases the possibility that we may be unable to generate cash sufficient to pay when due the principal of, interest on, or other amounts due with respect to our indebtedness. Approximately 21% of our outstanding indebtedness bears interest at floating rates. As a result, our interest payment obligations on such indebtedness will increase if interest rates increase.

Our substantial leverage could have significant negative consequences on our financial condition and results of operations, including:

•	impairing our ability to meet one or more of the financial ratios contained in our debt agreements or to generate cash sufficient to pay interest or principal, including periodic principal amortization payments, which events could result in an acceleration of some or all of our outstanding debt as a result of cross-default provisions;

•	increasing our vulnerability to general adverse economic and industry conditions;

•	limiting our ability to obtain additional debt or equity financing;

•	requiring the dedication of a substantial portion of our cash flow from operations to service our debt, thereby reducing the amount of our cash flow available for other purposes, including capital expenditures;

•	requiring us to sell debt or equity securities or to sell some of our core assets, possibly on unfavorable terms, to meet payment obligations;

•	limiting our flexibility in planning for, or reacting to, changes in our business and the industries in which we compete; and

•	placing us at a possible competitive disadvantage with less leveraged competitors and competitors that may have better access to capital resources.

Restrictive covenants in our credit facilities and indentures could adversely affect our business by limiting flexibility.

Our credit facilities and the indentures governing the terms of our other debt securities contain restrictive covenants and, in the case of the credit facilities, requirements that we comply with certain leverage and other financial tests. These limit our ability to take various actions, including incurring additional debt, guaranteeing indebtedness, issuing preferred stock, engaging in various types of transactions, including mergers and sales of assets, and paying dividends and making distributions or other restricted payments, including investments. These covenants could have an adverse effect on our business by limiting our ability to take advantage of financing, new tower development, merger and acquisition or other opportunities.

DESCRIPTION OF OUR DIRECT STOCK PURCHASE PLAN

The following questions and answers explain and constitute our Direct Stock Purchase Plan, which we refer to below as the plan.

1. What is the purpose of the plan?

The plan is intended to provide investors with a simple, convenient and economical method of purchasing shares of our Class A common stock.

In turn, the plan provides us with an economical and flexible mechanism to raise equity capital through sales of our Class A common stock. To the extent shares of Class A common stock are purchased directly from us under the plan, we will receive proceeds that we will use for our general corporate purposes. We will not, however, receive any proceeds from shares of our Class A common stock that the plan administrator may purchase, at our direction, in the open market or in negotiated transactions with third parties in order to supply shares issued to participants under the plan. See “Use of Proceeds.”

2. What features are available under the plan?

The plan allows participants to:

•	make initial cash investments in our Class A common stock in amounts of at least $1,000 and up to $10,000;

•	make additional cash investments in our Class A common stock at any time in amounts of at least $500 per payment and up to $10,000 per month;

•	make optional cash investments in excess of $10,000 per month, but only after submission of a written request for waiver has been made to us and after we have given our written approval, which we may grant or refuse to grant in our sole discretion;

•	on investments in excess of $10,000 that we approve, purchase newly issued shares of our Class A common stock at a discount of up to 5%, as we may determine from time to time in our sole discretion; and

•	have cash dividends, if any, that we pay in the future on our Class A common stock automatically reinvested in additional shares of our Class A common stock.

3. What are the advantages of participating in the plan?

Participants in the plan will enjoy certain benefits:

•	You will be able to purchase our Class A common stock without paying any brokerage commission and, for purchases in excess of $10,000 per month, potentially at a discount of up to 5%, which discount will be determined at our sole discretion.

•	Your funds will be fully invested because the plan permits fractions of shares to be credited to your plan account, although fractional share certificates will not be issued.

•	You can be free of cumbersome safekeeping requirements, as our custodial service will safely hold your shares in book-entry form.

•	You will have a simple way of making periodic cash investments in our company, when and as you choose, in order to build your ownership over time and also to utilize dollar-cost-averaging if such technique is part of your general investment strategy.

•	You may direct the plan administrator to sell or transfer all or a portion of the shares held in your plan account and therefore you may find the plan an economical way to liquidate holdings from time to time.

•	You will receive periodic statements, called statements of account, reflecting all current activity in your plan account, including purchases, sales and latest balances, which will simplify your record keeping.

4. What are the disadvantages of making investments in American Tower Corporation through the plan?

The plan may present certain disadvantages to a participant as compared to investing in our company through a brokerage firm:

•	We may, without giving you prior notice, change our determination as to whether the plan administrator will purchase shares of Class A common stock directly from us, in the open market or in privately negotiated transactions from third parties.

•	You will not know the actual number of shares purchased for your account under the plan until after the applicable investment date.

•	Because the investment price may represent an average of numerous market prices, it may actually exceed the price at which you could have purchased shares in the open market on the investment date.

•	Sales of shares for participants that have made valid sale elections are made daily when practicable, typically within 2 business days upon receipt of request, at specified times and in a manner designed not to disrupt the market for our Class A common stock. Accordingly, you may experience delays in the execution of sales of your shares held in the plan.

•	On purchases in excess of $10,000 that we approve, you may not be able to depend on the availability of a discount on newly issued shares acquired under the plan. While a discount from market prices of up to 5% may be established for a particular period, a discount for one period will not ensure the availability of the same discount or any discount in future periods. For any period we may, without giving you prior notice, change or eliminate the discount.

•	Shares deposited in a plan account may not be pledged. If you desire to pledge shares deposited in a plan account, you must withdraw the shares from the plan.

•	You will not receive interest on (1) funds held by the plan administrator pending investment or (2) funds returned if we suspend or terminate the plan or if your investment does not meet our minimum threshold or exceeds $10,000 and is not approved.

5. Who will administer the plan?

The plan will be administered by The Bank of New York, a federally chartered trust institution, or any successor plan administrator we designate. The plan administrator acts as agent for participants, keeps records of the accounts of participants, sends regular account statements to participants, and performs other duties relating to the plan. Shares purchased for each participant under the plan will be held by the plan administrator and will be registered in the name of the plan administrator or its nominee, unless and until a participant requests that a stock certificate for all or part of such shares be issued, as more fully described in this prospectus. The plan administrator may be contacted at:

American Tower Corporation

c/o The Bank of New York

Shareholder Relations Department

P.O. Box 11258

New York, NY 10286-1258

(800) 524-4458

shareowners@bankofny.com

www.stockbny.com

Plan participants may call the toll free number above Monday through Friday, 8:00 a.m. to 8:00 p.m. (EST) to speak with a customer service representative or 24 hours a day, seven days a week to access an automated information line.

Important Telephone Numbers

To Obtain	Call
Information Concerning Your Plan Account	(800) 524-4458
New Account Application and Enrollment Forms	(800) 524-4458
Information regarding Whether Requests for Waiver are Being Accepted; Including Price and Discount Information	(617) 585-7745
Requests for Waiver	(617) 585-7745

We also may make the foregoing documents and information available on the Investors section of our website at www.americantower.com or on another website as we may establish for this purpose from time to time. The website may also contain a form for submitting a request for waiver via electronic mail.

6. Who is eligible to participate in the plan?

Our existing shareholders, as well as persons seeking to purchase their first shares in our company, may participate in the plan.

A registered holder, which means a shareholder whose shares of Class A common stock are registered in our stock transfer books in his or her name, may participate in the plan directly. A beneficial owner, which means a shareholder whose shares are registered in our stock transfer books in a name other than his or her name (for example, in the name of a broker, bank, or other nominee), must either become a registered holder by having the shares transferred into his or her name, make arrangements with his or her broker, bank or other nominee to participate in the plan on the participant’s behalf, or follow the enrollment procedures for interested investors who are not already shareholders.

An interested investor that is not currently a shareholder may participate in the plan by making an initial cash investment in our Class A common stock of not less than $1,000 and not more than $10,000. In some circumstances, however, we may permit greater optional cash investments if an appropriate request for waiver is filed with us and accepted.

The right to participate in the plan is not transferable to another person. We reserve the right to exclude from participation in the plan persons who use the plan to engage in short-term trading activities that cause aberrations in the trading of our Class A common stock. In addition, we reserve the right to treat optional cash investments submitted with forms reflecting participants with the same name, address or social security or taxpayer identification number as a single investment for purposes of determining whether the maximum investment of $10,000 per month would be exceeded.

If you live outside the United States and are not a citizen, you can participate in the plan provided there are not any laws or governmental regulations that would prohibit your participation in the plan. We reserve the right to terminate participation of any shareholder if we deem it advisable under any foreign laws or regulations. All plan funds must be in United States dollars and drawn on a United States financial institution. If you are not in the United States, please contact your financial institution to verify that they can provide you with a check that clears through a United States financial institution and can print the dollar amount in United States dollars. Due to the longer clearing period, we are unable to accept checks clearing through non-United States financial institutions. Please contact your local financial institution for details on how to make the transaction. If we ever pay dividends to shareholders, all dividends will be subject to withholding under the terms of any applicable tax treaty provisions. Please see Questions 9 and 13 for additional information on dividend reinvestment.

Participants residing in jurisdictions, foreign or United States, in which their participation in the plan would be unlawful will not be eligible to participate in the plan.

7. How does an eligible person participate in the plan?

A person may participate in the plan by following the appropriate procedure set forth below.

Our Registered Holders

If you are a registered holder of our Class A common stock, you may enroll in the plan and become a participant by:

•	completing and signing an enrollment form; and

•	returning it to the plan administrator at the address set forth in Question 5.

Please note that if the shares you currently own are registered in more than one name, for example, joint tenants or trustees, all registered holders of such shares must sign the enrollment form exactly as their names appear on the account registration.

Registered holders may obtain additional information and the necessary enrollment form at any time by contacting the plan administrator at the address or phone number set forth in Question 5.

Our Beneficial Owners

If you are a beneficial owner of our Class A common stock and you desire to participate in the plan, you must:

•	instruct the registered holder who holds the shares of Class A common stock on your behalf, usually a broker, bank or other nominee, to have all or a portion of those shares registered directly in your name. You would then follow the procedures described above for registered holders; or

•	make arrangements with the broker, bank or other nominee to participate in the plan on your behalf.

Alternatively, a beneficial owner may enroll in the plan in the same manner as someone who is not currently an owner of our Class A common stock, as described in the procedures below for interested investors. Some state securities laws require that a registered broker-dealer send plan information and materials to their residents. A registered broker-dealer, rather than the plan administrator, will forward a copy of this prospectus and the new account application form to residents of those states.

Interested Investors Who Do Not Currently Own Our Class A Common Stock

An interested investor who is not presently one of our shareholders, but desires to become a participant in the plan by making an initial cash investment in our Class A common stock, may join the plan by:

•	completing and signing a new account application form; and

•	forwarding it, together with a check in the amount of the initial cash investment of at least $1,000 and not more than $10,000, unless an appropriate waiver is filed with us and accepted, to the plan administrator at the address set forth in Question 5.

Any offer to make an initial cash investment greater than $10,000 must be made in accordance with the procedures described below in Question 17. Initial cash investments can be made by check payable to “The Bank of New York–American Tower Corporation.” All forms of payment must be in United States dollars and drawn on a United States bank. Cash, money orders, and third party checks will not be accepted. If approved by us, investments in excess of $10,000 must be made by wire transfer as described below in Question 17.

Interested investors may obtain additional information and the necessary new account application form at any time by contacting the plan administrator at the address or phone number set forth in Question 5. Some state securities laws require that a registered broker-dealer send the information to their residents. A registered broker-dealer, rather than the plan administrator, will forward a copy of this prospectus and the new account application form to residents of those states.

8. What is the purpose and effect of completing and forwarding the enrollment form and the new account application form?

The enrollment form and the new account application form will appoint the plan administrator as your agent for purposes of your participation in the plan. The forms direct the plan administrator to apply any optional cash investments made by you, whether transmitted with the enrollment form, the new account application form or made at dates subsequent to your enrollment, to the purchase on your behalf of additional full and fractional shares of our Class A common stock in accordance with the plan.

9. Can plan participants reinvest the dividends, if any, on their Class A common stock through the plan?

The enrollment form and the new account application form allow participants to provide for the reinvestment of dividends, if any, through the following options (in all cases minus any applicable withholding tax):

•	Full dividend reinvestment. This option allows you to reinvest automatically all cash dividends received on all shares of our Class A common stock registered in your name and/or held in your plan account.

•	Partial dividend reinvestment. This option allows you to receive cash dividends on a specified number of full shares of our Class A common stock registered in your name and/or held in your plan account and to reinvest automatically only the dividends on any remaining shares of Class A common stock.

•	No dividend reinvestment. This option allows you to receive cash dividends on all shares of our Class A common stock registered in your name and/or held in your plan account. None of your cash dividends will be reinvested.

Any one of the above three options may be selected. In each case, cash dividends, if any, will be reinvested on all shares designated for participation in the plan until the participant specifies otherwise or withdraws from the plan altogether, or until the plan is terminated. Participation in the dividend reinvestment portion of the plan will commence with the next dividend payment date after the plan administrator receives your enrollment or new account application form, as the case may be, provided that the plan administrator receives the form on or prior to the record date for such dividend payment. If the plan administrator does not receive your enrollment form or new account application form on or prior to the record date for a particular dividend payment, participation in the dividend reinvestment portion of the plan may not commence until the following dividend payment date.

A participant may change his or her dividend reinvestment election at any time by contacting the plan administrator. Changes in the dividend reinvestment election will be effective for a particular dividend payment date provided the request is received prior to the related dividend record date. If a change in the dividend reinvestment election is not received prior to the related dividend record date, the change will not be effective until the following dividend payment date.

Any participant who returns a properly executed enrollment form or new account application form to the plan administrator without electing a dividend reinvestment option will be enrolled as having selected full dividend reinvestment.

Notwithstanding our discussion of your ability to reinvest dividends, it is unlikely that we will pay cash dividends in the foreseeable future and nothing in this prospectus is intended to indicate otherwise. Our credit facilities with our borrower subsidiaries and our note indentures impose significant limitations on the payment of dividends by us to our stockholders.

10. What are the expenses of the plan, and who pays them?

We will pay all fees, brokerage commissions, and related expenses associated with the purchase of Class A common stock in the open market or in negotiated transactions with third parties on behalf of participants. Shares for the plan purchased directly from us will not involve brokerage commissions or trading fees. There is, however, a one-time enrollment fee of $10.00 that will be deducted from the initial investment of interested investors who are not already shareholders of American Tower Corporation.

In the event that any form of payment is returned unpaid for any reason, such as a returned check, the participant will be subject to a $25.00 fee which will be deducted from the participant’s plan account. This fee and any other incidental costs associated with the insufficient funds will be collected by our plan administrator through the sale of an appropriate number of shares from your plan account.

In addition, participants that request the sale of any of their shares held in the plan must pay a service fee equal to $15.00 per sale, plus a commission currently equal to $0.12 per share sold, plus any applicable taxes. The plan administrator may effect any sales of shares for the plan through an affiliated broker-dealer, in which case the broker-dealer will receive the commission for effecting the transaction. If the plan administrator effects purchases in the open market, such purchases may be through an affiliated broker-dealer.

The plan administrator may also charge participants for additional services not provided under the plan. Brokers or nominees that participate on behalf of beneficial owners for whom they are holding shares may charge such beneficial owners additional fees in connection with such participation, for which neither the plan administrator nor we will be responsible.

Participation in the plan is voluntary and a participant may discontinue his or her participation at any time.

11. What are the sources of shares purchased under the plan?

Purchases of shares of our Class A common stock by the plan administrator for participants in the plan may be made, at our election, either (1) directly from us out of our authorized but unissued shares of Class A common stock or treasury stock, or (2) in the open market or in negotiated transactions with third parties.

12. When are shares purchased under the plan and what is the investment date?

Purchases of shares of Class A common stock made with initial cash payments from enrolling investors and with optional cash payments from current shareholders will begin on an investment date which will be the 1st and 15th of each month (if this date is not a trading day on the New York Stock Exchange, then the investment date will be the next trading day), except that an investment date for investments in excess of $10,000 pursuant to requests for waiver that we have approved will occur only once a month, if at all, on the last day of the pricing period for such month.

The plan administrator will use cash investments to purchase shares of Class A common stock during the relevant investment period. Purchases may be made over a number of days to meet the requirements of the plan. No interest will be paid on funds held by the plan administrator pending investment. The plan administrator may commingle your funds with those of other participants in the plan for purposes of executing purchase transactions.

Because the plan administrator will purchase shares on behalf of the plan, neither we nor any participant in the plan has the authority or power to control either the timing or pricing of the shares purchased. Therefore, you will not be able to precisely time your purchases through the plan, and you will bear the market risk associated with fluctuations in the price of our Class A common stock. That is, if you send in an investment, it is possible that the market price of our Class A common stock could go up or down before the plan administrator arranges to purchase stock with your funds.

For investments that do not exceed $10,000, the plan administrator will use its best efforts to apply all funds to the purchase of shares before the next investment date, subject to any applicable requirements of federal or state securities laws. Purchases of our shares of Class A common stock by the plan administrator on the open market or in negotiated transactions with third parties usually will be completed no later than 30 days after the applicable investment date, except where completion at a later date is necessary or advisable under any applicable securities laws or regulations; provided, however, investments that do not exceed $10,000 that are not invested within 35 days of receipt will be returned. Shares of Class A common stock purchased on the open market or in negotiated transactions with third parties will be credited to participating accounts as soon as practicable after all purchases for the investment date are completed. Shares issued and sold by us will be credited as of the investment date.

For investments in excess of $10,000 pursuant to an approved request for waiver, the plan administrator will only acquire shares of Class A common stock directly from us out of our authorized but unissued shares of Class A common stock or treasury shares. Newly issued shares or treasury shares purchased with investments over $10,000 will be posted to participants’ accounts as of the investment date determined by us at the beginning of each month.

If dividends are declared at some time in the future, the investment date for the reinvestment of dividends will be the dividend payment date (if this date is not a trading day on the New York Stock Exchange, then the investment date will be the next trading day). Purchases with dividend investments will begin on the investment date. Newly issued shares or treasury shares will be posted to participants’ accounts as of the investment date. Purchases with dividend investments in the open market or in negotiated transactions with third parties, however, will be posted to participants’ accounts after the settlement period. Settlement normally occurs three business days after the investment is completed. Dividends that are not invested within 30 days of the dividend date will be paid to the participant.

The plan administrator must receive cash investments, other than investments pursuant to requests for waiver, no later than 12:00 noon, New York City time, on the business day prior to the investment date for those investments to be invested in our Class A common stock beginning on that investment date. Otherwise, the plan administrator may hold those funds and invest them beginning on the next investment date. No interest will be paid on funds held by the plan administrator pending investment. Accordingly, you may wish to transmit any investments so that they reach the plan administrator shortly—but not less than two business days—before the investment date. This will minimize the time period during which your funds are not invested. Participants have an unconditional right to obtain the return of any cash payment up to five business days prior to the investment date by sending a written request to the plan administrator. Optional cash investments may be rejected by the plan administrator if the participant purports to place any limitations on the number of shares to be purchased, the price at which shares are to be repurchased or the timing of when purchases are to be made.

Please note that participants will not be able to instruct the plan administrator to purchase shares at a specific time or at a specific price.

13. How is the price determined for shares acquired through dividend reinvestment?

The plan will acquire shares for participants who have elected to reinvest all or a portion of their dividends if, at some time in the future, a dividend is declared by our board of directors. Purchases of shares of our Class A common stock through the reinvestment of dividends, if any are declared, will begin on the investment date (i.e., the dividend payment date). The purchase price of shares acquired through the plan through the reinvestment of dividends will be equal to:

•	in the case of newly issued shares or treasury shares of our Class A common stock, the average of the high and low sale prices of our Class A common stock reported as New York Stock Exchange Composite Transactions on the investment date. If no trading is reported for the investment date, the purchase price will be equal to the average of the high and low sale prices of our Class A common stock reported as New York Stock Exchange Composite Transactions on the trading day immediately prior to the investment date; or

•	in the case of shares purchased in the open market or in privately negotiated transactions, the weighted average price of all shares purchased with the dividend funds.

Notwithstanding the foregoing, it is unlikely that we will pay cash dividends in the foreseeable future and nothing in this prospectus is intended to indicate otherwise. Our credit facilities with our borrower subsidiaries and our note indentures impose significant limitations on the payment of dividends by us to our stockholders.

14. What limitations and exceptions apply to optional cash investments?

Minimum/Maximum Limits

For any investment date, optional cash investments made by our shareholders are subject to a minimum of $500 per payment. In addition, optional cash investments by our shareholders are subject to a maximum of $10,000 per month, unless a request for waiver has been approved as described below. Optional cash investments made by interested investors who are not then shareholders of our company are subject to a minimum initial investment of $1,000 and a maximum of $10,000, unless a request for waiver has been approved.

Optional cash investments of less than the allowable minimum amount and any optional cash investment that exceeds the allowable monthly maximum amount will be returned, except as noted below, promptly to participants, without interest. Optional cash investments submitted by other entities acting on behalf of a participant, including brokerage firms or other nominees, may be aggregated for purposes of determining whether the $10,000 per month limit will be exceeded. In addition, we reserve the right to treat optional cash investments submitted on forms reflecting participants with the same name, address or social security or taxpayer identification number as a single investor for purposes of determining whether the $10,000 limit would be exceeded. Please note that dividend funds, if any, will not be combined with optional cash investments in determining whether the $10,000 per month limit has been exceeded.

15. How are investments for $10,000 or less made?

All participants, including brokers, banks and nominees with respect to shares registered in their name on behalf of beneficial owners, are eligible to make optional cash investments at any time. Other interested investors that are not shareholders of our company are also eligible to make initial investments in our Class A common stock at any time by submitting a new account application form and funds representing their desired initial investments.

The plan administrator will apply all investments of $10,000 or less per month by check, for which good (i.e., cleared) funds are received by 12:00 p.m., New York City time, on the business day prior to the investment date. If good funds are received by the plan administrator by check after this deadline, they will not be invested until the next following investment date. No interest will be paid on any funds pending investment. All optional cash investments are subject to collection by the plan administrator for full face value in United States dollars.

Newly issued shares or treasury shares will be posted to participants’ accounts as of the investment date. Purchases in the open market or in negotiated transactions with third parties, however, will be posted to participants’ accounts after the settlement period. Settlement normally occurs three business days after the investment is completed.

There is no obligation to make an optional cash investment at any time, and the amount of such investments may vary from time to time within the minimum and maximum limits.

All optional cash investments made by check should be made payable to:

“The Bank of New York – American Tower Corporation”

and mailed to the plan administrator, along with the transaction request form attached to the bottom of each statement of account, at the address listed on the form. Due to the longer clearance period, the plan administrator is unable to accept checks clearing through non-United States banks. Any checks not drawn on a United States bank or not payable in United States dollars will be returned to the participant, as will any cash, money order or third party checks. If you are not in the United States, contact your bank to verify that they can provide you with a check that clears through a United States bank and can print the dollar amount in United States funds. All inquiries should be directed to the plan administrator as set forth in Question 5.

In the event that any form of payment is returned unpaid for any reason, the plan administrator will consider the request for investment of such funds null and void and shall immediately remove from the participant’s account shares, if any, purchased upon the prior credit of such funds. The plan administrator shall then be entitled to sell those shares to satisfy any uncollected amounts. If the net proceeds of the sale of these shares are insufficient to satisfy the balance of the uncollected amounts, the plan administrator shall be entitled to sell such additional shares from the participant’s account necessary to satisfy the uncollected balance. Any deposit returned unpaid will be subject to a $25.00 fee that will be deducted from the participant’s account, as described above in Question 10.

16. How is the price determined for investments of $10,000 or less?

The purchase price of shares acquired through the plan with cash investments of $10,000 or less during any month will be equal to:

•	in the case of newly issued shares or treasury shares of our Class A common stock, the average of the high and low sale prices of our Class A common stock reported as New York Stock Exchange

Composite Transactions on the investment date. If no trading is reported for that trading day, the purchase price will be equal to the average of the high and low sale prices of our Class A common stock reported as New York Stock Exchange Composite Transactions on the trading day immediately prior to the investment date; or

•	in the case of shares purchased in the open market or in privately negotiated transactions, the weighted average price of all shares purchased.

17. How are investments in excess of $10,000 made?

Investments in excess of $10,000 per month may be made only pursuant to our acceptance of a request for waiver. We expect to approve requests for waiver to financial intermediaries, including brokers and dealers, and other participants from time to time.

Participants may ascertain whether we are accepting requests for waiver in any given month, and certain other important information, by telephoning us on the first business day of each month at (617) 585-7745 or such other number as we may establish from time to time. In addition, participants may ascertain whether we are accepting requests for waiver in the first month that the plan is activated by calling the number above on or about the date of this prospectus. When participants call this number we will inform such participants (by a prerecorded message) of one of the three following pieces of information:

(1) that we will not be accepting requests for waiver that month; or

(2) that we will be accepting requests for waiver that month. If this is the case, we will either (a) provide relevant information such as the date the pricing period will begin; the number of days in the pricing period; the threshold price, if any; the waiver discount, if any; and whether we have established a reverse auction procedure, or (b) inform participants of a date later in the month when they can call to obtain this relevant information; or

(3) that we have not yet determined whether we will be accepting requests for waiver. If this is the case, we will inform participants of a date later in the month when they can call to inquire as to whether we will be accepting requests for waiver.

We will decide whether to accept requests for waiver at least three days prior to the commencement of the applicable pricing period, as is further explained in Question 18.

We must receive a request for waiver no later than 2:00 p.m., New York City time, on the third business day before the first day of the relevant pricing period. Participants who wish to make an investment in excess of $10,000 in any given month, including those whose proposed investments have been aggregated so as to exceed $10,000, must obtain our prior written approval, which will be given or rejected on or before the second business day prior to the first day of the pricing period, and a copy of such written approval must accompany any such investment. Good funds for such investments exceeding $10,000 per month must be received by the plan administrator by wire transfer no later than one business day prior to the first day of the pricing period. To obtain a request for waiver or additional information, a participant may call the number above. Completed requests for waiver should be faxed directly to Investor Relations at (617) 585-7788 or such other number as we may establish from time to time.

We also may make the foregoing information available on the Investors section of our website at www.americantower.com or on another website as we may establish for this purpose from time to time. The website may also contain a form for submitting a request for waiver via electronic mail.

We have sole discretion to grant any approval for investments in excess of the allowable maximum amount. In deciding whether to approve a request for waiver, we will consider relevant factors including, but not limited to:

•	whether the plan is then purchasing newly issued shares or treasury shares of our Class A common stock, or is purchasing shares of our Class A common stock in the open market;

•	our need for additional funds;

•	the attractiveness of obtaining such additional funds through the sale of our Class A common stock as compared to other sources of funds;

•	the purchase price likely to apply to any sale of Class A common stock;

•	the participant submitting the request;

•	the extent and nature of such participant’s prior participation in the plan;

•	the number of shares held of record by such participant; and

•	the aggregate amount of optional cash investments in excess of $10,000 for which requests for waiver have been submitted by all participants.

If requests for waiver are submitted for any investment date for an aggregate amount in excess of the amount we are then willing to accept, we may honor such requests in order of receipt, pro rata or by any other method that we determine, in our sole discretion, to be appropriate.

We reserve the right to modify, suspend or terminate participation in the plan by otherwise eligible registered holders or beneficial owners of our Class A common stock for any reason whatsoever, including the prevention of practices that are not consistent with the purposes of the plan. We also reserve the right to exclude from participation in the plan, persons who use the plan to engage in short-term trading activities that cause aberrations in the trading of our Class A common stock.

18. How is the price determined for investments in excess of $10,000 pursuant to a request for waiver?

Pricing Period and Purchase Price Determination

The trading period over which the investment price is calculated for purchases in excess of $10,000 per month is referred to as the pricing period. You may ascertain by prerecorded message all relevant information regarding the pricing period and purchase price determination by telephoning us at (617) 585-7745 or at such other number as we may establish from time to time, as is explained in Question 17.

The purchase price of shares of our Class A common stock purchased pursuant to a request for waiver will be based upon the volume weighted average price of our Class A common stock obtained from Bloomberg, LP (unless such service is unavailable, in which case we will designate another service to be utilized prior to the beginning of the pricing period) for New York Stock Exchange Composite Transactions occurring during the trading hours from 9:30 a.m., New York City time, through the close of trading on the New York Stock Exchange, rounded to four decimal places, if necessary, for each trading day during the relevant “pricing period” (we will notify you by prerecorded message how many days are in the pricing period, assuming the threshold price (as described below) is met each day, and of whether we intend to activate the optional pricing period extension feature as described below under “—Optional Pricing Period Extension Feature”), calculated pro rata on a daily basis. For example, if a cash investment of $10 million is made pursuant to an approved request for waiver for a pricing period of 10 trading days, a number of shares will be deemed to be assigned to that investment for each day of the pricing period, such number of shares to be equal to a pro rata portion of the total cash investment, which would be $1 million, divided by the volume weighted average price obtained from Bloomberg, LP on that day. On the last day of the pricing period, assuming the threshold price (as described below) is met on each day of the pricing period, the total investment amount, $10 million, will be divided by the total number of shares deemed to be assigned to the investment over the 10 days in order to establish the purchase price, which will be rounded to four decimal places. That purchase price will then be reduced by the amount of the waiver discount (as described below), if any. The total actual number of shares purchased in respect of the investment will then be calculated by dividing the total investment amount, $10 million, by the purchase price (or discounted purchase price, if applicable, also calculated to four decimal places) so derived.

The plan administrator will apply all investments pursuant to requests for waiver that are approved by us and that are received by the plan administrator on or before the first business day before the first day of the relevant pricing period to the purchase of shares of our Class A common stock on the investment date we set for such approved investments. All such investments received after the close of business on the first business day before the first day of the relevant pricing period will be returned without interest.

Threshold Price with Respect to Optional Cash Investments Made Pursuant to Requests for Waiver

We may establish for any pricing period a threshold price applicable to investments made pursuant to requests for waiver. At least three business days prior to the first day of the applicable pricing period, we will determine whether to establish a threshold price and, if a threshold price is established, its amount, and will so notify the plan administrator. This determination will be made by us in our sole discretion after a review of current market conditions, the level of participation in the plan, and current and projected capital needs. Participants may ascertain by prerecorded message whether a threshold price has been set or waived for any given pricing period and any applicable discount by telephoning Investor Relations at (617) 585-7745 or at such other number as we may establish from time to time, as is explained in Question 17.

If established for any pricing period, the threshold price will be stated as a dollar amount that the volume weighted average price of our Class A common stock reported as New York Stock Exchange Composite Transactions, obtained from Bloomberg, LP (unless such service is unavailable, in which case we will designate another service to be utilized prior to the beginning of the pricing period) for the trading hours from 9:30 a.m., New York City time, through the close of trading on the New York Stock Exchange must equal or exceed on each trading day of the relevant pricing period. In the event that the threshold price is not satisfied for a trading day in the pricing period or there are no trades of our Class A common stock reported as New York Stock Exchange Composite Transactions for a trading day, then that trading day will be excluded from the pricing period with respect to optional cash investments made pursuant to requests for waiver, and all trading prices for that day will be excluded from the determination of the purchase price. For example, if the threshold price is not satisfied for two of the 10 trading days in a pricing period, then the purchase price will be based upon the remaining eight trading days on which the threshold price was satisfied, unless we have activated the pricing period extension feature for the pricing period as described below under “—Optional Pricing Period Extension Feature.”

In addition, a pro rata portion of each investment made pursuant to a request for waiver will be returned for each trading day of a pricing period on which the threshold price is not satisfied or for each trading day on which no trades of shares of Class A common stock are reported as New York Stock Exchange Composite Transactions, as soon as reasonably practicable after the pricing period without interest, subject to the effect of an optional pricing period extension feature as described below under “—Optional Pricing Period Extension Feature.” The returned amount will equal the total amount of the investment multiplied by a fraction, the numerator of which is the number of trading days that the threshold price is not satisfied or trades of our Class A common stock are not reported as New York Stock Exchange Composite Transactions and the denominator of which is the number of trading days in the pricing period. For example, if the threshold price is not satisfied or if no sales are reported for one of 10 trading days in a pricing period, one-tenth of the optional investment will be returned. All such funds will be returned as soon as reasonably practicable after the pricing period without interest.

The establishment of the threshold price and the possible return of a portion of the investment applies only to optional cash investments made pursuant to a request for waiver but applies to the entire amount of the optional cash investment, including the first $10,000. Setting a threshold price for a pricing period shall not affect the setting of a threshold price for any subsequent pricing period. We may waive our right to set a threshold price for any pricing period. Neither we nor the plan administrator will be required to provide any written notice to participants as to the threshold price for any pricing period. Participants may, however, ascertain by prerecorded message whether a threshold price has been set or waived for any given pricing period and any applicable discount by telephoning us at (617) 585-7745 or at such other number as we may establish from time to time.

Optional Pricing Period Extension Feature

We may elect to activate for any given pricing period the pricing period extension feature which will provide that the initial pricing period will be extended by the number of days that the threshold price is not satisfied, or on which there are no trades of our Class A common stock reported as New York Stock Exchange Composite Transactions, subject to a maximum of five days. If the threshold price is satisfied for any additional day that has been added to the initial pricing period, that day will be included as one of the trading days for the pricing period in lieu of the day on which the threshold price was not met or trades of our Class A common stock were not reported. For example, if the determined pricing period is 10 consecutive business days, and the threshold price is not satisfied for three out of those 10 days in the pricing period, and we activate the optional pricing period extension feature, then the pricing period will automatically be extended, and if the threshold price is satisfied on the next three trading days, then those three days will be included in the pricing period in lieu of the three days on which the threshold price was not met. As a result, the purchase price will be based upon the 10 trading days of the initial and extended pricing period on which the threshold price was satisfied and all of the optional cash investment will be invested (rather than 30% being returned to the participant). Participants may ascertain by prerecorded message whether the pricing period extension feature has been activated for any given pricing period by telephoning us at (617) 585-7745 or at such other number as we may establish from time to time, after the close of trading on the New York Stock Exchange on the last day of the original pricing period.

Waiver Discount

We may, in our sole discretion, establish a “waiver discount” of 0% to 5% from the market price applicable to optional investments made pursuant to requests for waiver. The waiver discount will not vary for any pricing period.

We will determine, in our sole discretion, whether to establish a waiver discount after a review of current market conditions, the level of participation and our current and projected capital needs. At least three business days before the first day of the applicable pricing period, we will determine whether to establish a waiver discount and, if a waiver discount is established, its amount, and will notify the plan administrator. Neither we nor the plan administrator will be required to provide any written notice of the waiver discount, if any, for any pricing period. We also reserve the right to establish a reverse auction procedure by which participants seeking to make optional cash investments under a waiver may submit to us a “bid” with respect to the discount at which they are willing to make the optional cash investment. Participants may ascertain by prerecorded message whether we have established a waiver discount, the amount of such discount and whether we have established a reverse auction procedure for any pricing period by telephoning us at (617) 585-7745 or at such other number as we may establish from time to time, as is explained in Question 17.

19. In what situations will an investment be returned to a participant?

The plan administrator will return optional cash investments of $10,000 or less to a participant provided the plan administrator receives a written request at least five business days prior to the investment date. Optional cash investments of $10,000 or less will be returned by check, without interest, as soon as reasonably practicable. Please note that optional cash investments greater than $10,000 for which a participant has received an approved request for waiver will not be returned to a participant, except as described in Question 18 under “—Threshold Price With Respect to Optional Cash Investments Made Pursuant to Requests for Waiver.” Question 12 further provides for returns of optional and initial cash investments if such investments are not invested, for whatever reason, within 35 days of receipt of funds. Additionally, Question 12 provides that cash dividends will be disbursed if not invested within 30 days after the dividend payment date.

20. What if a participant has more than one account in the plan?

For the purpose of the limitations discussed in this prospectus, we reserve the right to aggregate all optional investments for participants with more than one account using the same name, address or social security or taxpayer identification number. For participants unable to supply a social security or taxpayer identification number, participation may be limited by us to only one plan account. Also for the purpose of such limitations, all plan accounts that we believe to be under common control or management or to have common ultimate beneficial ownership may be aggregated. In the event we exercise our right to aggregate investments and the result would be an investment in excess of $10,000 without an approved request for waiver, we will return, without interest, as promptly as practicable, any amounts in excess of the investment limitations.

21. Will certificates be issued to participants for the shares of our Class A common stock purchased under       the plan?

All shares purchased pursuant to the plan will be held in “book entry” form through accounts maintained by the plan administrator. This serves to protect against the loss, theft or destruction of certificates evidencing shares. Participants may contact the plan administrator at the address or telephone number set forth in Question 5, or may utilize the transaction request form attached to the bottom of each statement of account, to request a certificate for all or a portion of the whole shares held in book-entry form. Upon such a request, the plan administrator will, within five business days of receipt of the request, issue and mail certificates for the whole shares credited to that participant’s account. Certificates will be issued only in the same names as those enrolled in the plan. In no event will certificates for fractional shares be issued.

If a participant requests a certificate for whole shares of our Class A common stock held in his or her account, distributions on those shares will continue to be reinvested or paid in cash, as elected by the participant, under the plan in the same manner as prior to the request so long as the shares of Class A common stock remain registered in the participant’s name.

22. May a participant deposit with the plan administrator certificates for shares which he or she already       owns outside the plan?

Yes, if the certificates are unrestricted. Whether or not the participant has previously authorized reinvestment of dividends, certificates registered in the participant’s name that do not bear any legend restricting transfer may be surrendered to the plan administrator for deposit in the participant’s plan account. If a participant desires to deposit certificates for shares of our Class A common stock with the plan administrator, the participant may contact the plan administrator at the address or telephone number listed in Question 5 for the proper procedure.

23. Can participants sell shares held under the plan?

Participants may contact the plan administrator in order to request the sale of all or a portion of the shares held in their plan account. Following receipt of instructions from a participant, the plan administrator will sell those shares as soon as practicable and will remit a check for the proceeds of such sale, less a service fee equal to $15.00, brokerage commissions and any applicable taxes.

Shares to be sold will be aggregated by the plan administrator and generally sold within five business days. The sales price per share will be equal to the weighted average price of all shares sold on the trading day, less brokerage commissions, which are currently equal to $0.12 per share.

All sale requests received by the plan administrator within 30 days of an address change to a participant’s plan account must be submitted in written form to the plan administrator.

Please note that the plan administrator is not able to accept instructions to sell on a particular date or at a specific price.

24. Can a participant transfer shares held in the plan to someone else?

Participants may transfer ownership of a portion or all of the shares held in their plan accounts. Participants should contact the plan administrator at the address or telephone number listed in Question 5 for detailed transfer instructions.

25. What happens if a participant sells or transfers shares or acquires additional shares?

If a participant has elected to have dividends automatically reinvested in the plan and subsequently sells or transfers all or any part of the shares registered in the participant’s name, automatic reinvestment will continue in accordance with the participant’s instructions as long as shares are registered in the name of the participant or held for the participant by the plan administrator or until termination of participation or the participant specifies otherwise. Similarly, if a participant has elected the “Full Dividend Reinvestment” option under the plan and subsequently acquires additional shares registered in the participant’s name, dividends paid on such shares will automatically be reinvested until termination of participation or the participant specifies otherwise. If, however, a participant has elected the “Partial Dividend Reinvestment” option and subsequently acquires additional shares that are registered in the participant’s name, dividends will be reinvested according to the participant’s instructions as given on the most recent enrollment form or new account application form. Participants may change their dividend reinvestment elections by submitting a new enrollment form or by contacting the plan administrator. However, we remind you that it is unlikely we will pay cash dividends in the foreseeable future.

26. What reports are sent to participants?

After any activity occurs relating to a participant’s plan account, the participant will be sent a statement of account that will provide a record of the costs of the shares of our Class A common stock purchased or the price of the shares sold for that account, the purchase or sale date and the number of shares of Class A common stock then credited to that account. We recommend that you retain these statements for income tax and general record keeping purposes.

In addition, each participant will be sent our annual report, notice of annual meeting and proxy statement, and income tax information for reporting distributions received. All reports and notices from the plan administrator will be addressed to the participant’s last known address. Participants should notify the plan administrator promptly of any change of address.

27. May a participant terminate his or her plan account?

Yes, a participant may terminate his or her plan account by contacting the plan administrator at the address or telephone number listed in Question 5 or by utilizing the transaction request form attached to each statement of account. Participation will be terminated as soon as practicable provided the request is received at least five business days prior to the payable date for a dividend payment. If the request is received less than five business days prior to the payable date for a dividend payment, the termination may be postponed until after the reinvestment of any dividends on the dividend payment date. After that time all cash dividends, if any, on shares owned by such participant will be sent to the participant.

If a participant’s plan account balance falls below one full share, the plan administrator reserves the right to liquidate the fraction and remit the proceeds, less any applicable fees and brokerage commissions, to the participant at its address of record.

28. What happens when a participant terminates an account?

As soon as practicable after notice of termination is received, the plan administrator will send to the participant (1) a certificate evidencing all whole shares of our Class A common stock held in the account and (2) a check representing the value of any fractional shares of our Class A common stock held in the account, less the fees and commissions listed in Questions 10 and 23. After an account is terminated, we will pay all distributions for the terminated account to the participant unless the participant re-elects to participate in the plan.

When terminating an account, the participant may request that all shares of our Class A common stock, both whole and fractional, held in the plan account be sold, or that certain of the shares of such Class A common stock be sold and a certificate be issued for the remaining whole shares. The plan administrator will remit to the participant the proceeds of any sale of shares of our Class A common stock, less the fees and commissions listed in Questions 10 and 23. The sale price per share will be equal to the weighted average price of all shares sold on the trading day, less brokerage commissions, which are currently $0.12 per share.

29. When may a former participant re-elect to participate in the plan?

Generally, any former participant may re-elect to participate at any time. However, the plan administrator reserves the right to reject any enrollment form or new account application form on the grounds of excessive joining and withdrawing. This reservation is intended to minimize unnecessary administrative expense and to encourage use of the plan as a long-term investment service.

30. What are the federal income tax consequences of participating in the plan?

Optional Cash Investments. Participants whose shares are purchased directly from us with optional cash investments generally will not realize gain or loss upon the purchase of the shares. However, participants that make optional cash investments exceeding $10,000 in a single month and receive a discount from fair market value on the purchase of their shares may be deemed to have received a distribution from us equal to the discount. In addition, participants whose shares are purchased in the open market or in privately negotiated transactions with third parties may be deemed to have received a distribution from us equal to their pro rata share of any fees, brokerage commissions or other expenses associated with the purchase that are paid by us. Any such deemed distributions would be treated as a taxable dividend to the extent that we have current or accumulated earnings and profits as of the end of the taxable year in which the distribution occurs. If the distribution exceeds the holder’s allocable share of those earnings and profits, the excess generally would be treated first as a tax-free return of basis and thereafter as capital gain.

Dividend Reinvestments. If we distribute cash dividends at some time in the future, participants that elect to reinvest such dividends will be treated as having received a distribution from us. If the shares are purchased in the open market or in privately negotiated transactions with third parties, the participant will be treated as having received a distribution in an amount equal to the cash used to purchase the shares, increased by the participant’s pro rata share of any fees, brokerage commissions or other expenses associated with the purchase that are paid by us. If the shares are purchased directly from us, the participant will be treated as having received a distribution in an amount equal to the fair market value of the shares on the investment date. Such distributions will be treated as a taxable dividend to the extent that we have current or accumulated earnings and profits as of the end of the taxable year in which the distributions occur. If the distribution exceeds the holder’s allocable share of those earnings and profits, the excess generally will be treated first as a tax-free return of basis and thereafter as capital gain.

The tax basis of shares purchased with optional cash investments generally will equal the amount paid for such shares plus any dividend income recognized by the holder for federal income tax purposes. The tax basis of shares purchased directly from us with reinvested dividends will equal the fair market value of such shares on the investment date. The tax basis of shares purchased in the open market or from third parties with reinvested dividends will equal the cash used to purchase the shares plus the participant’s share of any fees, brokerage commissions or other expenses paid by us. A participant’s holding period for shares acquired pursuant to the plan, whether purchased with optional cash investments or reinvested dividends, will begin on the day following the date on which the shares are credited to the participant’s account.

A participant will not realize any taxable income upon the receipt of certificates for whole shares that were credited to the participant’s account. A participant that receives a cash adjustment for a fraction of a share will realize a gain or loss with respect to such fraction. A participant will also recognize gain or loss when shares are sold or exchanged, whether pursuant to the participant’s request or by the participant after receipt of certificates for shares from the plan. The amount of such gain or loss will be the difference between the amount that the participant receives for the shares or fraction of a share and the tax basis of the participant in the shares.

THE FOREGOING IS ONLY A SUMMARY OF THE FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATION IN THE PLAN AND DOES NOT CONSTITUTE TAX ADVICE. THIS SUMMARY IS BASED ON THE CURRENT STATE OF FEDERAL LAW AND DOES NOT TAKE INTO ACCOUNT POSSIBLE CHANGES IN SUCH LAW. ANY SUCH CHANGES MAY HAVE RETROACTIVE EFFECT AND MAY ADVERSELY AFFECT THE DISCUSSION IN THIS SUMMARY. THIS SUMMARY DOES NOT ADDRESS THE SPECIAL TAX CONSEQUENCES THAT MAY BE APPLICABLE TO CERTAIN PARTICIPANTS SUBJECT TO SPECIAL TAX TREATMENT (INCLUDING TAX-EXEMPT ORGANIZATIONS, BROKERS, DEALERS AND FOREIGN SHAREHOLDERS). THIS SUMMARY DOES NOT REFLECT EVERY POSSIBLE OUTCOME THAT COULD RESULT FROM PARTICIPATION IN THE PLAN AND, THEREFORE, PARTICIPANTS ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS FOR FURTHER INFORMATION WITH RESPECT TO THE FEDERAL, FOREIGN, STATE AND LOCAL TAX CONSEQUENCES OF PARTICIPATION IN THE PLAN.

31. How are the participant’s shares of Class A common stock voted at shareholder meetings?

The plan administrator will send participants proxy materials, including a proxy card, relating to both the shares for which participants hold physical certificates and the whole shares of our Class A common stock held in their plan accounts. Shares will be voted at shareholder meetings as that participant directs by proxy. Shares of our Class A common stock may also be voted in person at the meeting.

32. What is the responsibility of American Tower Corporation and the plan administrator under the plan?

We and the plan administrator, in administering the plan, are not liable for any act done in good faith or for any good faith omission to act, including, without limitation, any claim of liability:

•	with respect to the prices and times at which shares of our Class A common stock are purchased or sold for a participant; or

•	with respect to any fluctuation in market value before or after any purchase or sale of shares of our Class A common stock; or

•	arising out of any failure to terminate a participant’s account upon that participant’s death prior to the plan administrator’s receipt of notice in writing of the death.

Neither we nor the plan administrator can provide any assurance of a profit, or protect a participant from a loss, on shares of our Class A common stock purchased under the plan. These limitations of liability do not affect any liabilities arising under the federal securities laws, including the Securities Act.

The plan administrator may resign as plan administrator of the plan at any time, in which case we will appoint a successor plan administrator. In addition, we may replace the plan administrator with a successor plan administrator at any time.

33. What happens if we make a distribution of shares of Class A common stock or split our shares?

If there is a distribution payable in shares of our Class A common stock or a Class A common stock split, the plan administrator will receive and credit to the participant’s plan account the applicable number of whole and/or fractional shares of Class A common stock based on the number of shares of Class A common stock held in the participant’s plan account and registered in the participant’s name. If we effect a reverse stock split, the number of shares held in each participant’s plan account will be proportionately reduced.

34. What happens if we have a rights offering?

If we have a rights offering in which separately tradable and exercisable rights are issued to registered holders of shares of our Class A common stock, we will transfer the rights attributable to whole shares of our Class A common stock held in a participant’s plan account and registered in the participant’s name to the plan participant as promptly as practicable after the rights are issued.

35. May a participant pledge shares of Class A common stock held in his or her plan account?

A participant may not pledge shares of our Class A common stock held in his or her plan account, and any such purported pledge will be void. A participant who wishes to pledge shares of our Class A common stock must request that a certificate for those shares first be issued in the participant’s name or that those shares be transferred to a brokerage account.

36. May we suspend or terminate the plan?

We may suspend or terminate the plan at any time. If we suspend or terminate the plan, all funds held by us for investment will be returned without interest. We also reserve the right to modify, suspend, terminate or refuse participation in the plan to any person at any time.

37. May we amend the plan?

We may amend or supplement the plan at any time. Any amendment or supplement will only be effective upon mailing appropriate written notice at least 30 days prior to the effective date thereof to each participant. Written notice is not required when an amendment or supplement is necessary or appropriate to comply with the rules or policies of the Securities and Exchange Commission, the Internal Revenue Service or other regulatory authority or law, or when an amendment or supplement does not materially affect the rights of participants. The amendment or supplement will be deemed to be accepted by a participant unless, prior to the effective date thereof, the plan administrator receives notice of the termination of a participant’s plan account. Any amendment may include an appointment by the plan administrator or by us of a successor bank or agent, in which event we are authorized to pay that successor bank or agent for the account of the participant all distributions payable on shares of our Class A common stock held by the participant for application by that successor bank or agent as provided in the plan.

38. What happens if we terminate the plan?

If the plan is terminated, each participant will receive (1) a certificate for all whole shares of our Class A common stock held in the participant’s plan account and (2) a check representing the value of any fractional shares of our Class A common stock held in the participant’s plan account, less any brokerage commissions and any uninvested distributions held in the account.

39. Who interprets and regulates the plan?

We are authorized to issue such interpretations, adopt such regulations and take such action as we may deem reasonably necessary to effectuate the plan. Any action we or the plan administrator take to effectuate the plan in the good faith exercise of our judgment will be binding on participants.

USE OF PROCEEDS

If newly issued or treasury shares of Class A common stock are purchased under the plan, the net proceeds from these sales will be used for general corporate purposes, which may include acquisitions, investments and the repayment of indebtedness outstanding at a particular time. Pending this utilization, the proceeds from the sale of our Class A common stock offered pursuant to the plan will be invested in short-term, dividend-paying or interest-bearing investment grade securities.

We will not receive any proceeds when shares of Class A common stock are purchased under the plan through open market purchases.

PLAN OF DISTRIBUTION

In connection with the administration of the plan, we may be requested to approve investments made pursuant to requests for waiver by or on behalf of participants or other investors who may be engaged in the securities business.

Persons who acquire shares of Class A common stock through the plan and resell them shortly after acquiring them, including coverage of short positions, under certain circumstances, may be participating in a distribution of securities that would require compliance with Regulation M under the Securities Exchange Act of 1934 and may be considered to be underwriters within the meaning of the Securities Act of 1933. We will not extend to any such person any rights or privileges other than those to which it would be entitled as a participant, nor will we enter into any agreement with any such person regarding the resale or distribution by any such person of the shares of our Class A common stock so purchased. We may, however, accept investments made pursuant to requests for waiver by such persons.

From time to time, financial intermediaries, including brokers and dealers, and other persons may engage in positioning transactions in order to benefit from any waiver discounts applicable to investments made pursuant to requests for waiver under the plan. Those transactions may cause fluctuations in the trading volume of our Class A common stock. Financial intermediaries and such other persons who engage in positioning transactions may be deemed to be underwriters. We have no arrangements or understandings, formal or informal, with any person relating to the sale of shares of our Class A common stock to be received under the plan. We reserve the right to modify, suspend or terminate participation in the plan by otherwise eligible persons to eliminate practices that are inconsistent with the purpose of the plan. We also reserve the right to exclude from participation in the plan persons who use the plan to engage in short-term trading activities that cause aberrations in the trading of our Class A common stock.

We will pay any and all brokerage commissions and related expenses incurred in connection with purchases of our Class A common stock under the plan. Upon withdrawal by a participant from the plan by the sale of shares of our Class A common stock held under the plan, the participant will receive the proceeds of that sale less a service fee, brokerage commission and any applicable withholdings, transfer or other taxes.

Our Class A common stock may not be available under the plan in all states. We are not making an offer to sell our Class A common stock in any state where the offer or sale is not permitted.

SALES OF SHARES BY PARTICIPANTS

Participants that request the sale of any of their shares of Class A common stock held in the plan must pay a service fee equal to $15.00, plus a commission currently equal to $0.12 per share, plus any applicable taxes. Shares of our Class A common stock may not be available under the plan in all states. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any shares of our Class A common stock or other securities in any state or any other jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction.

DESCRIPTION OF CAPITAL STOCK

The description below summarizes the more important terms of American Tower Corporation’s capital stock. Because this section is a summary, it does not describe every aspect of our capital stock. This summary is subject to and qualified in its entirety by reference to the provisions of our restated certificate of incorporation, as amended, which we refer to as our charter.

General

The authorized capital stock of American Tower Corporation consists of 20,000,000 shares of preferred stock, $.01 par value per share, 500,000,000 shares of Class A common stock, $.01 par value per share, 50,000,000 shares of Class B common stock, $.01 par value per share, and 10,000,000 shares of Class C common stock, $.01 par value per share. In February 2004, all outstanding shares of our Class B common stock and Class C common stock were converted into shares of Class A common stock on a one-for-one basis. Future issuances of Class B common stock are prohibited by our charter. See “—Common Stock.”

Preferred Stock

Our board of directors will determine the designations, preferences, limitations and relative rights of the 20,000,000 authorized and unissued shares of preferred stock. These include:

•	the distinctive designation of each series and the number of shares that will constitute the series,

•	the voting rights, if any, of shares of the series,

•	whether shares of the series will be entitled to receive dividends and, if so, the dividend rate on the shares of the series, any restriction, limitation or condition upon the payment of the dividends, whether dividends will be cumulative, and the dates on which dividends are payable,

•	the prices at which, and the terms and conditions on which, the shares of the series may be redeemed, if the shares are redeemable,

•	the purchase or sinking fund provisions, if any, for the purchase or redemption of shares of the series,

•	any preferential amount payable upon shares of the series upon our liquidation or the distribution of our assets,

•	the price or rates of conversion at which, and the terms and conditions on which the shares of the series may be converted into other securities, if the shares are convertible, and

•	whether the series can be exchanged, at our option, into debt securities, and the terms and conditions of any permitted exchange.

The issuance of preferred stock, or the issuance of rights to purchase preferred stock, could discourage an unsolicited acquisition proposal. In addition, the rights of holders of common stock will be subject to, and may be adversely affected by, the rights of holders of any preferred stock that we may issue in the future.

Common Stock

Conversion of Class B Common Stock and Class C Common Stock. In February 2004, all outstanding shares of our Class B common stock were converted into shares of Class A common stock on a one-for-one basis pursuant to the occurrence of the “Dodge Conversion Event” as defined in our charter. Our charter prohibits the future issuance of shares of Class B common stock. Also in February 2004, all outstanding shares of our Class C common stock were converted into shares of Class A common stock on a one-for-one basis. Our charter permits future issuances of shares of Class C common stock.

Dividends. Holders of record of shares of common stock on the record date fixed by our board of directors are entitled to receive dividends as declared by our board of directors out of funds legally available for the purpose. No dividends may be declared or paid in cash or property on any share of any class of common stock, however, unless simultaneously the same dividend is declared or paid on each share of the other classes of common stock. Dividends in the form of shares of stock of any company, including our company or any of our subsidiaries, are excepted from that requirement. Therefore, in the case of stock dividends, the shares paid as the dividend may differ as to voting rights to the extent that voting rights now differ among the different classes of common stock. In the case of any dividend payable in shares of common stock, holders of each class of common stock are entitled to receive the same percentage dividend, payable in shares of that class, as the holders of each other class. Dividends and other distributions on common stock are also subject to the rights of holders of any series of preferred stock or debt that may be outstanding from time to time.

Voting Rights. Holders of shares of Class A common stock have the exclusive voting rights and will vote as a single class on all matters submitted to a vote of the stockholders. The foregoing is subject to the requirements of Delaware corporate law, special provisions in our charter governing election of directors, certain Class A common stock class voting rights and the rights of holders of any series of preferred stock that may be outstanding from time to time. Each share of Class A common stock is entitled to one vote. The holders of the Class A common stock have the right to elect all of our directors. The Class C common stock is nonvoting except as otherwise required by Delaware corporate law.

Delaware corporate law requires the affirmative vote of the holders of a majority of the outstanding shares of any class or series of common stock to approve, among other things, an adverse change in the powers, preferences or special rights of the shares of that class or series. Our charter requires the affirmative vote of the holders of not less than 66 2/3% of the Class A common stock to amend most of the provisions of the charter, including those relating to the provisions of the classes of common stock, an increase or decrease in the number of authorized shares of Class A common stock or Class C common stock, indemnification of directors, exoneration of directors for certain acts and the super-majority provision.

The provisions of our charter:

•	prohibit the acquisition by Steven B. Dodge, our former Chairman and Chief Executive Officer, and his controlled entities of more than 49.99% of the aggregate voting power of all shares of capital stock entitled to vote generally for the election of directors, less the voting power represented at the date of determination by the shares of common stock acquired by Thomas H. Stoner, a former director, and purchasers affiliated with him in the January 1998 private offering and owned by them or certain affiliates, and

•	require the holders of a majority of Class A common stock to approve adverse amendments to the powers, preferences or special rights of the Class A common stock.

As of February 13, 2004, Mr. Dodge, together with his affiliates, owned less than 5.0% of total shareholder voting power.

Conversion Provisions. Shares of Class C common stock are convertible, at any time at the option of the holder, on a one-for-one basis into shares of Class A common stock.

Liquidation Rights. Upon our liquidation, dissolution or winding up the holders of each class of common stock are entitled to share ratably in all assets available for distribution after payment in full of creditors and payment in full to holders of preferred stock then outstanding of any amount required to be paid to them.

However, if shares of stock or securities of any company, including any of our subsidiaries, are distributed in connection with our liquidation, dissolution or winding up, the shares or securities that we distribute to holders of the various classes of our common stock may differ as to voting rights to the extent that voting rights now differ among the different classes of common stock.

Other Provisions. The holders of common stock have no preemptive, subscription or redemption rights and are not entitled to the benefit of any sinking fund. The shares of common stock presently outstanding are validly issued, fully paid and nonassessable.

In any merger, consolidation or business combination, the holders of each class of common stock must receive the identical consideration to that received by holders of each other class of common stock, except if shares of common stock or common stock of any other company are distributed, in which case the shares may differ as to voting rights to the same extent that voting rights then differ among the different classes of common stock.

No class of common stock may be subdivided, consolidated, reclassified or otherwise changed unless, concurrently, the other classes of common stock are subdivided, consolidated, reclassified or otherwise changed in the same proportion and in the same manner.

Our charter restricts transfers of shares of our capital stock to the extent necessary to comply with the FCC’s foreign ownership limitations.

Dividend Restrictions

Our borrower subsidiaries are prohibited under the terms of their credit facilities from paying cash dividends or making other distributions on, or making redemptions, purchases or other acquisitions of, their capital stock or other equity interests, including preferred stock, except that, beginning on April 15, 2004, if no default exists or would be created thereby under the credit facilities, our borrower subsidiaries may pay cash dividends or make other distributions to the extent that restricted payments, as defined in the credit facilities, do not exceed 50% of excess cash flow, as defined in the credit facilities, for the preceding calendar year. The indentures governing the 12.25% senior subordinated discount notes due 2008 and the 7.25% senior subordinated notes due 2011, each issued by ATI, our principal operating subsidiary, impose similar limitations on the ability of ATI and certain of our subsidiaries that have guaranteed these notes to pay dividends and make other distributions. The indentures governing our 9 3/8% senior notes due 2009 and our 7.50% senior notes due 2012 also impose significant limitations on the payment of dividends by us to our stockholders.

Delaware Business Combination Provisions

We are subject to the provisions of Section 203 of the General Corporation Law of Delaware. Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the person became an interested stockholder, unless the business combination or the transaction in which the stockholder became an interested stockholder is approved in a prescribed manner. A “business combination” includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within the prior three years did own, 15% or more of the corporation’s voting stock.

Listing of Class A Common Stock

Our Class A common stock is traded on the New York Stock Exchange under the symbol “AMT.”

Transfer Agent and Registrar

The transfer agent and registrar for the Class A common stock is The Bank of New York, P.O. Box 11258, Church Street Station, New York, NY 10286, telephone number (800) 524-4458.

VALIDITY OF THE OFFERED SECURITIES

Palmer & Dodge LLP, Boston, Massachusetts, will pass upon the validity of the Class A common stock offered pursuant to this prospectus. A partner of Palmer & Dodge LLP holds options to purchase 7,200 shares of our Class A common stock at $18.75 per share.

EXPERTS

The consolidated financial statements of American Tower Corporation incorporated in this prospectus by reference from American Tower Corporation’s Annual Report on Form 10-K for the year ended December 31, 2003, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standard No. 133, “Accounting for Derivative Instruments and Hedging Activities,” as amended, and Statement of Financial Accounting Standard No. 142, “Goodwill and Other Intangible Assets,” which is incorporated herein by reference, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

American Tower Corporation files annual, quarterly and current reports, proxy statements and other information with the SEC. These SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Please note that the SEC’s website is included in this prospectus as an inactive textual reference only. The information contained on the SEC’s website is not incorporated by reference into this prospectus and should not be considered to be part of this prospectus. You may also read and copy any document we file with the SEC at its public reference facility at 450 Fifth Street, N.W., Washington, D.C. 20459. You can also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facility.

This prospectus constitutes part of a registration statement on Form S-3 that we filed with the Commission under the Securities Act of 1933. As permitted by the rules and regulations of the Commission, this prospectus omits some of the information, exhibits and undertakings included in the registration statement. You may read and copy the information omitted from this prospectus but contained in the registration statement, as well as the periodic reports and other information we file with the Commission, at the Public Reference Room maintained by the Commission in Washington, D.C., as well as through the Commission’s Internet site.

Statements contained in this prospectus or in any document incorporated by reference herein as to the contents of any contract or other document referred to herein are not necessarily complete, and in each instance reference is made to the copy of the contract or other document filed as an exhibit to, or incorporated by reference into, the registration statement, each statement being qualified in all respects by such reference.

INCORPORATION OF DOCUMENTS BY REFERENCE

We “incorporate by reference” into this prospectus certain information filed with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Certain information that is subsequently filed with the SEC will automatically update and supersede information in this prospectus and in our other filings with the SEC. We incorporate by reference the documents listed below, which have been filed with the SEC, and any future filings American Tower Corporation may make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, provided, however, that we are not incorporating any information furnished under Item 9 (Item 7.01) or Item 12 (Item 2.02) of any Current Report on Form 8-K (unless otherwise indicated):

•	American Tower Corporation’s Annual Report on Form 10-K for the year ended December 31, 2003 filed with the SEC on March 12, 2004;

•	American Tower Corporation’s Current Reports on Form 8-K filed with the SEC on January 20, 2004, January 27, 2004, February 18, 2004 and February 23, 2004; and

•	the description of American Tower Corporation’s Class A common stock contained in its registration statement on Form 8-A (File No. 001-14195) filed on June 4, 1998.

You may request a copy of these filings at no cost, by writing or calling us at the following address: 116 Huntington Avenue, Boston, Massachusetts 02116, Tel: (617) 375-7500, Attention: Vice President of Finance, Investor Relations. The information relating to us contained in this prospectus and any prospectus supplement does not purport to be complete and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference into this prospectus or any prospectus supplement.

Any statements made in this prospectus or any prospectus supplement or in a document incorporated or deemed to be incorporated by reference into this prospectus or any prospectus supplement will be deemed to be modified or superseded to the extent that a statement contained in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference into this prospectus or prospectus supplement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following is an estimate of the fees and expenses, other than underwriting discounts and commissions, payable or reimbursable by us in connection with the issuance and distribution of the offered securities offered by this prospectus. All amounts shown are estimates except the Securities and Exchange Commission registration fee.

SEC registration fee	$80,900
Printing and engraving expenses	100,000
Legal fees and expenses	200,000
Accounting fees and expenses	65,000
Trustee’s and registrar’s fees and expenses	50,000
Miscellaneous	70,000

Total	$565,900

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 102 of the Delaware General Corporation Law allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. The registrant has included such a provision in Article Sixth of its restated certificate of incorporation.

Section 145 of the General Corporation Law of Delaware provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances. Article XII of the registrant’s By-Laws provides that the registrant shall indemnify each person who is or was an officer or director of the registrant to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

The registrant has purchased directors’ and officers’ liability insurance which would indemnify its directors and officers against damages arising out of certain kinds of claims which might be made against them based on their negligent acts or omissions while acting in their capacity as such. Reference is made to the Underwriting Agreements (Exhibits 1.1 through 1.5), which may contain provisions for indemnification by the underwriters of the Company, directors, officers and controlling persons in certain circumstances.

ITEM 16. EXHIBITS

See Exhibit Index immediately following the signature pages.

ITEM 17. UNDERTAKINGS

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 of 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in Item 15 hereof, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305 (b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has reasonable grounds to believe that it meets all of the requirements for filing Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on this 7th day of April, 2004.

AMERICAN TOWER CORPORATION

By:	*

James D. Taiclet, Jr. Chairman, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* James D. Taiclet, Jr.	Chairman, President and Chief Executive Officer (Principal Executive Officer)	April 7, 2004

* Bradley E. Singer	Chief Financial Officer and Treasurer (Principal Financial Officer)	April 7, 2004

* Timothy F. Allen	Vice President, Finance and Controller (Principal Accounting Officer)	April 7, 2004

* Raymond P. Dolan	Director	April 7, 2004

Carolyn F. Katz	Director	April 7, 2004

* Fred R. Lummis	Director	April 7, 2004

* Pamela D. A. Reeve	Director	April 7, 2004

* Mary Agnes Wilderotter	Director	April 7, 2004

*By: /s/ WILLIAM H. HESS William H. Hess Executive Vice President and General Counsel Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has reasonable grounds to believe that it meets all of the requirements for filing Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on this 7th day of April, 2004.

AMERICAN TOWER DELAWARE CORPORATION

By:	*

James D. Taiclet, Jr. President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* James D. Taiclet, Jr.	Director, President and Chief Executive Officer (Principal Executive Officer)	April 7, 2004

* Bradley E. Singer	Director, Chief Financial Officer and Treasurer (Principal Financial Officer)	April 7, 2004

* Timothy F. Allen	Vice President and Assistant Treasurer (Principal Accounting Officer)	April 7, 2004

/s/ WILLIAM H. HESS William H. Hess	Director	April 7, 2004

*By:	/s/ WILLIAM H. HESS

William H. Hess Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has reasonable grounds to believe that it meets all of the requirements for filing Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on this 7th day of April, 2004.

AMERICAN TOWER INTERNATIONAL, INC.

By:	*

Bradley E. Singer Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* J. Michael Gearon, Jr.	Director and President (Principal Executive Officer)	April 7, 2004

/s/ WILLIAM H. HESS William H. Hess	Chief Financial Officer and Secretary (Principal Financial Officer)	April 7, 2004

* Bradley E. Singer	Director and Treasurer (Principal Accounting Officer)	April 7, 2004

* James D. Taicklet, Jr.	Director	April 7, 2004

*By: /s/ WILLIAM H. HESS William H. Hess Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has reasonable grounds to believe that it meets all of the requirements for filing Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on this 7th day of April, 2004.

AMERICAN TOWER LLC

By:	AMERICAN TOWER CORPORATION its Sole Member and Manager

By:	*

James D. Taiclet, Jr. Chairman, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
(with American Tower Corporation)

* James D. Taiclet, Jr.	Chairman, President and Chief Executive Officer (Principal Executive Officer)	April 7, 2004

* Bradley E. Singer	Chief Financial Officer and Treasurer (Principal Financial Officer)	April 7, 2004

* Timothy F. Allen	Vice President, Finance and Controller (Principal Accounting Officer)	April 7, 2004

* Raymond P. Dolan	Director	April 7, 2004

Carolyn F. Katz	Director	April 7, 2004

* Fred R. Lummis	Director	April 7, 2004

* Pamela D. A. Reeve	Director	April 7, 2004

* Mary Agnes Wilderotter	Director	April 7, 2004

*By: /s/ WILLIAM H. HESS William H. Hess Executive Vice President and General Counsel American Tower Corporation Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has reasonable grounds to believe that it meets all of the requirements for filing Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on this 7th day of April, 2004.

AMERICAN TOWER MANAGEMENT, LLC

By:	/s/ James D. Taiclet, Jr.

James D. Taiclet, Jr. President and Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers of American Tower Management, LLC and directors of the Sole Member and Manager of American Tower Management, LLC, hereby severally constitute and appoint James D. Taiclet, Jr., Bradley E. Singer and William H. Hess and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement and any related registration statements filed pursuant to Rule 462(b), and to file the same, with exhibits thereto and other documents in connection therewith, and generally to do all such things in our name and behalf in our capacities as officers and directors to enable American Tower Management, LLC to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JAMES D. TAICLET, JR. James D. Taiclet, Jr.	President and Chief Executive Officer (Principal Executive Officer) and Director of American Towers, Inc., the Registrant’s Sole Member and Manager	April 7, 2004

/s/ BRADLEY E. SINGER Bradley E. Singer	Chief Financial Officer and Treasurer (Principal Financial Officer) and Director of American Towers, Inc., the Registrant’s Sole Member and Manager	April 7, 2004

/s/ TIMOTHY F. ALLEN Timothy F. Allen	Vice President and Assistant Treasurer (Principal Accounting Officer)	April 7, 2004

/s/ WILLIAM H. HESS William H. Hess	Director of American Towers, Inc., the Registrant’s Sole Member and Manager	April 7, 2004

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has reasonable grounds to believe that it meets all of the requirements for filing Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on this 7th day of April, 2004.

AMERICAN TOWER, L.P.

By:	ATC GP, INC., its General Partner

By:	*

James D. Taiclet, Jr. President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
(with ATC GP, Inc.)

* James D. Taiclet, Jr.	Director, President and Chief Executive Officer (Principal Executive Officer)	April 7, 2004

* Bradley E. Singer	Director, Chief Financial Officer and Treasurer (Principal Financial Officer)	April 7, 2004

* Timothy F. Allen	Vice President and Assistant Treasurer (Principal Accounting Officer)	April 7, 2004

/s/ WILLIAM H. HESS William H. Hess	Director, Executive Vice President and Secretary	April 7, 2004

*By: /s/ WILLIAM H. HESS William H. Hess Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has reasonable grounds to believe that it meets all of the requirements for filing Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on this 7th day of April, 2004.

AMERICAN TOWERS, INC.

By:	*

James D. Taiclet, Jr. President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* James D. Taiclet, Jr.	Director, President and Chief Executive Officer (Principal Executive Officer)	April 7, 2004

* Bradley E. Singer	Director, Chief Financial Officer and Treasurer (Principal Financial Officer)	April 7, 2004

* Timothy F. Allen	Vice President and Assistant Treasurer (Principal Accounting Officer)	April 7, 2004

/s/ WILLIAM H. HESS William H. Hess	Director, Executive Vice President and Secretary	April 7, 2004

*By: /s/ WILLIAM H. HESS William H. Hess Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has reasonable grounds to believe that it meets all of the requirements for filing Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on this 7th day of April, 2004.

ATC GP, INC.

By:	*

James D. Taiclet, Jr. President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* James D. Taiclet, Jr.	Director, President and Chief Executive Officer (Principal Executive Officer)	April 7, 2004

* Bradley E. Singer	Director, Chief Financial Officer and Treasurer (Principal Financial Officer)	April 7, 2004

* Timothy F. Allen	Vice President and Assistant Treasurer (Principal Accounting Officer)	April 7, 2004

/s/ WILLIAM H. HESS William H. Hess	Director, Executive Vice President and Secretary	April 7, 2004

*By: /s/ WILLIAM H. HESS William H. Hess Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has reasonable grounds to believe that it meets all of the requirements for filing Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on this 7th day of April, 2004.

ATC INTERNATIONAL HOLDING CORP.

By:	*

James D. Taiclet, Jr. President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* James D. Taiclet, Jr.	Director, President and Chief Executive Officer (Principal Executive Officer)	April 7, 2004

* Bradley E. Singer	Director, Chief Financial Officer and Treasurer (Principal Financial Officer)	April 7, 2004

* Timothy F. Allen	Vice President and Assistant Treasurer (Principal Accounting Officer)	April 7, 2004

/s/ WILLIAM H. HESS William H. Hess	Director, Executive Vice President and Secretary	April 7, 2004

*By: /s/ WILLIAM H. HESS William H. Hess Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has reasonable grounds to believe that it meets all of the requirements for filing Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on this 7th day of April, 2004.

ATC LP, INC.

By:	*

James D. Taiclet, Jr. President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* James D. Taiclet, Jr.	Director, President and Chief Executive Officer (Principal Executive Officer)	April 7, 2004

* Bradley E. Singer	Director, Chief Financial Officer and Treasurer (Principal Financial Officer)	April 7, 2004

* Timothy F. Allen	Vice President and Assistant Treasurer (Principal Accounting Officer)	April 7, 2004

/s/ WILLIAM H. HESS William H. Hess	Director, Executive Vice President and Secretary	April 7, 2004

*By: /s/ WILLIAM H. HESS William H. Hess Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has reasonable grounds to believe that it meets all of the requirements for filing Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on this 7th day of April, 2004.

ATC MIDWEST, LLC

By:	AMERICAN TOWER MANAGEMENT, LLC, its Sole Member and Manager

By:	/s/ JAMES D. TAICLET, JR.

James D. Taiclet, Jr. President and Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers of the Sole Member and Manager of ATC Midwest, LLC and directors of the Sole Member and Manager of the Sole Member and Manager of ATC Midwest, LLC, hereby severally constitute and appoint James D. Taiclet, Jr., Bradley E. Singer and William H. Hess and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement and any related registration statements filed pursuant to Rule 462(b), and to file the same, with exhibits thereto and other documents in connection therewith, and generally to do all such things in our name and behalf in our capacities as officers and directors to enable ATC Midwest, LLC to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JAMES D. TAICLET, JR. James D. Taiclet, Jr.

President and Chief Executive Officer (Principal Executive Officer) of American Tower Management, LLC, the Registrant’s Sole Member and Manager and Director of American Towers, Inc., the Sole Member and Manager of the Registrant’s Sole Member and Manager

April 7, 2004

/s/ BRADLEY E. SINGER Bradley E. Singer

Chief Financial Officer and Treasurer (Principal Financial Officer) of American Tower Management, LLC, the Registrant’s Sole Member and Manager and Director of American Towers, Inc., the Sole Member and Manager of the Registrant’s Sole Member and Manager

April 7, 2004

/s/ TIMOTHY F. ALLEN Timothy F. Allen	Vice President and Assistant Treasurer (Principal Accounting Officer) of American Tower Management, LLC, the Registrant’s Sole Member and Manager	April 7, 2004

/s/ WILLIAM H. HESS William H. Hess	Director of American Towers, Inc., the Sole Member and Manager of the Registrant’s Sole Member and Manager	April 7, 2004

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has reasonable grounds to believe that it meets all of the requirements for filing Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on this 7th day of April, 2004.

ATC SOUTH AMERICA HOLDING CORP.

By:	*

Bradley E. Singer Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* J. Michael Gearon, Jr.	Director and President (Principal Executive Officer)	April 7, 2004

/s/ WILLIAM H. HESS William H. Hess	Chief Financial Officer and Secretary (Principal Financial Officer)	April 7, 2004

* Bradley E. Singer	Director and Treasurer (Principal Accounting Officer)	April 7, 2004

* James D. Taiclet, Jr.	Director	April 7, 2004

*By: /s/ WILLIAM H. HESS William H. Hess Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has reasonable grounds to believe that it meets all of the requirements for filing Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on this 7th day of April, 2004.

ATC SOUTH, LLC

By:	AMERICAN TOWERS, INC., its Sole Member and Manager

By:	*

James D. Taiclet, Jr. President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
(with American Towers, Inc.)

* James D. Taiclet, Jr.	Director, President and Chief Executive Officer (Principal Executive Officer)	April 7, 2004

* Bradley E. Singer	Director, Chief Financial Officer and Treasurer (Principal Financial Officer)	April 7, 2004

* Timothy F. Allen	Vice President and Assistant Treasurer (Principal Accounting Officer)	April 7, 2004

/s/ WILLIAM H. HESS William H. Hess	Director, Executive Vice President and Secretary	April 7, 2004

*By: /s/ WILLIAM H. HESS William H. Hess Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has reasonable grounds to believe that it meets all of the requirements for filing Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on this 7th day of April, 2004.

ATC TOWER SERVICES, INC.

By:	*

James D. Taiclet, Jr. President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* James D. Taiclet, Jr.	Director, President (Principal Executive Officer)	April 7, 2004

* Bradley E. Singer	Director, Chief Financial Officer and Treasurer (Principal Financial Officer)	April 7, 2004

* Timothy F. Allen	Vice President and Assistant Treasurer (Principal Accounting Officer)	April 7, 2004

/s/ WILLIAM H. HESS William H. Hess	Director, Executive Vice President and Secretary	April 7, 2004

*By: /s/ WILLIAM H. HESS William H. Hess Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has reasonable grounds to believe that it meets all of the requirements for filing Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on this 7th day of April, 2004.

ATS/PCS, LLC

By:	AMERICAN TOWER L.P., its Sole Member and Manager

By:	ATC GP, INC, its General Partner

By:	*

James D. Taiclet, Jr. President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
(with ATC GP, Inc.)

* James D. Taiclet, Jr.	Director, President and Chief Executive Officer (Principal Executive Officer)	April 7, 2004

* Bradley E. Singer	Director, Chief Financial Officer and Treasurer (Principal Financial Officer)	April 7, 2004

* Timothy F. Allen	Vice President and Assistant Treasurer (Principal Accounting Officer)	April 7, 2004

/s/ WILLIAM H. HESS William H. Hess	Director, Executive Vice President and Secretary	April 7, 2004

*By: /s/ WILLIAM H. HESS William H. Hess Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has reasonable grounds to believe that it meets all of the requirements for filing Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on this 7th day of April, 2004.

CAROLINA TOWERS, INC.

By:	*

Jerome C. Kline President

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Jerome C. Kline	Chairman of the Board, Director and President (Principal Executive Officer)	April 7, 2004

* Timothy F. Allen	Vice President and Assistant Treasurer (Principal Financial and Accounting Officer)	April 7, 2004

* Raymond White	Director and Treasurer	April 7, 2004

* Suzi M. Reddekopp	Director	April 7, 2004

*By: /s/ WILLIAM H. HESS William H. Hess Executive Vice President and General Counsel American Tower Corporation Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has reasonable grounds to believe that it meets all of the requirements for filing Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on this 7th day of April, 2004.

KLINE IRON & STEEL CO., INC.

By:	*

Jerome C. Kline President

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Jerome C. Kline	Chairman of the Board, Director and President (Principal Executive Officer)	April 7, 2004

* Timothy F. Allen	Vice President and Assistant Treasurer (Principal Financial and Accounting Officer)	April 7, 2004

* Suzi M. Reddekopp	Director, Treasurer and Secretary	April 7, 2004

* James D. Taiclet, Jr.	Director	April 7, 2004

* Robert J. Morgan	Director	April 7, 2004

* Raymond White	Director	April 7, 2004

* Roy Moore	Director	April 7, 2004

*By: /s/ WILLIAM H. HESS William H. Hess Executive Vice President and General Counsel American Tower Corporation Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has reasonable grounds to believe that it meets all of the requirements for filing Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on this 7th day of April, 2004.

MHB TOWER RENTALS OF AMERICA, LLC

By:	ATC SOUTH, LLC, its Sole Member

By:	AMERICAN TOWERS, INC. its Sole Member and Manager

By:	*

James D. Taiclet, Jr. President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
(with American Towers, Inc.)

* James D. Taiclet, Jr.	Director, President and Chief Executive Officer (Principal Executive Officer)	April 7, 2004

* Bradley E. Singer	Director, Chief Financial Officer and Treasurer (Principal Financial Officer)	April 7, 2004

* Timothy F. Allen	Vice President and Assistant Treasurer (Principal Accounting Officer)	April 7, 2004

/s/ WILLIAM H. HESS William H. Hess	Director, Executive Vice President and Secretary	April 7, 2004

*By: /s/ WILLIAM H. HESS William H. Hess Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has reasonable grounds to believe that it meets all of the requirements for filing Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on this 7th day of April, 2004.

NEW LOMA COMMUNICATIONS, INC.

By:	*

James D. Taiclet, Jr. President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* James D. Taiclet, Jr.	Director, President and Chief Executive Officer (Principal Executive Officer)	April 7, 2004

* Bradley E. Singer	Director, Chief Financial Officer and Treasurer (Principal Financial Officer)	April 7, 2004

* Timothy F. Allen	Vice President and Assistant Treasurer (Principal Accounting Officer)	April 7, 2004

/s/ WILLIAM H. HESS William H. Hess	Director, Executive Vice President and Secretary	April 7, 2004

*By: /s/ WILLIAM H. HESS William H. Hess Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has reasonable grounds to believe that it meets all of the requirements for filing Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on this 7th day of April, 2004.

SHREVEPORT TOWER COMPANY

By:	TELECOM TOWERS, LLC., and ATC SOUTH, LLC, its General Partners

By:	AMERICAN TOWERS, INC., their Sole Member

By:	*

James D. Taiclet, Jr. President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
(with American Towers, Inc.)

* James D. Taiclet, Jr.	Director, President and Chief Executive Officer (Principal Executive Officer)	April 7, 2004

* Bradley E. Singer	Director, Chief Financial Officer and Treasurer (Principal Financial Officer)	April 7, 2004

* Timothy F. Allen	Vice President and Assistant Treasurer (Principal Accounting Officer)	April 7, 2004

/s/ WILLIAM H. HESS William H. Hess	Director, Executive Vice President and Secretary	April 7, 2004

*By: /s/ WILLIAM H. HESS William H. Hess Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has reasonable grounds to believe that it meets all of the requirements for filing Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on this 7th day of April, 2004.

TELECOM TOWERS, L.L.C.

By:	AMERICAN TOWERS, INC., its Sole Member and Manager

By:	*

James D. Taiclet, Jr. President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
(with American Towers, Inc.)

* James D. Taiclet, Jr.	Director, President and Chief Executive Officer (Principal Executive Officer)	April 7, 2004

* Bradley E. Singer	Director, Chief Financial Officer and Treasurer (Principal Financial Officer)	April 7, 2004

* Timothy F. Allen	Vice President and Assistant Treasurer (Principal Accounting Officer)	April 7, 2004

/s/ WILLIAM H. HESS William H. Hess	Director, Executive Vice President and Secretary	April 7, 2004

*By: /s/ WILLIAM H. HESS William H. Hess Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has reasonable grounds to believe that it meets all of the requirements for filing Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on this 7th day of April, 2004.

TOWERS OF AMERICA, L.L.L.P.

By:	AMERICAN TOWER L.P., its General Partner

By:	ATC GP, INC, its General Partner

By:	*

James D. Taiclet, Jr. President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
(with ATC GP, Inc.)

* James D. Taiclet, Jr.	Director, President and Chief Executive Officer (Principal Executive Officer)	April 7, 2004

* Bradley E. Singer	Director, Chief Financial Officer and Treasurer (Principal Financial Officer)	April 7, 2004

* Timothy F. Allen	Vice President and Assistant Treasurer (Principal Accounting Officer)	April 7, 2004

/s/ WILLIAM H. HESS William H. Hess	Director, Executive Vice President and Secretary	April 7, 2004

*By: /s/ WILLIAM H. HESS William H. Hess Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has reasonable grounds to believe that it meets all of the requirements for filing Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on this 7th day of April, 2004.

UNISITE, LLC

By:	/s/ James D. Taiclet, Jr.

James D. Taiclet, Jr. President and Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers of Unisite, LLC and directors of the Sole Member and Manager of Unisite, LLC, hereby severally constitute and appoint James D. Taiclet, Jr., Bradley E. Singer and William H. Hess and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement and any related registration statements filed pursuant to Rule 462(b), and to file the same, with exhibits thereto and other documents in connection therewith, and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Unisite, LLC to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JAMES D. TAICLET, JR. James D. Taiclet, Jr.	President and Chief Executive Officer (Principal Executive Officer) and Director of American Towers. Inc., the Registrant’s Sole Member and Manager	April 7, 2004

/s/ BRADLEY E. SINGER Bradley E. Singer	Chief Financial Officer and Treasurer (Principal Financial Officer) and Director of American Towers. Inc., the Registrant’s Sole Member and Manager	April 7, 2004

/s/ TIMOTHY F. ALLEN Timothy F. Allen	Vice President and Assistant Treasurer (Principal Accounting Officer)	April 7, 2004

/s/ WILLIAM H. HESS William H. Hess	Director of American Towers. Inc., the Registrant’s Sole Member and Manager	April 7, 2004

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

1.1*	Form of Underwriting Agreement (for Debt Securities).

1.2*	Form of Underwriting Agreement (for Preferred Stock).

1.3*	Form of Underwriting Agreement (for Depositary Shares).

1.4*	Form of Underwriting Agreement (for Common Stock).

1.5*	Form of Underwriting Agreement (for Warrants).

3.1	Restated Certificate of Incorporation, as amended, of the Company as filed with the Secretary of State of the State of Delaware on June 4, 1999 (incorporated by reference to Exhibit 3(i) to the Company’s Quarterly Report on Form 10-Q (File No. 001-14195) filed on August 16, 1999).

3.2	By-laws, as amended as of November 13, 2003, of the Company (incorporated by reference to Exhibit 3.2 to the Company’s Annual Report on Form 10-K (File No. 001-14195) filed on March 12, 2004).

4.1	Form of Senior Indenture. Filed herewith.

4.2	Form of Subordinated Indenture. Filed herewith.

4.3*	Form of Senior Debt Security.

4.4*	Form of Subordinated Debt Security.

4.5*	Form of Certificate of Designation for the Preferred Stock (together with Preferred Stock Certificate).

4.6*	Form of Deposit Agreement, including form of Depositary Receipt for Depositary Shares.

4.7*	Form of Warrant Agreement.

4.8*	Form of Warrant.

4.9*	Form of Stock Purchase Contract.

5**	Opinion of Palmer & Dodge LLP.

12	Statement Regarding Computation of Ratio of Earnings to Fixed Charges (incorporated by reference to Exhibit 12 to the Company’s Annual Report on Form 10-K (File No. 001-14195) filed on March 12, 2004).

23.1**	Consent of Palmer & Dodge LLP (included as part of their opinion listed as Exhibit 5).

23.2	Consent of Deloitte & Touche LLP. Filed herewith.

24.1**	Powers of Attorney (included on signature pages of this registration statement).

25.1	Statement of Eligibility of Trustee on Form T-1. To be filed separately pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.

*	To be filed by amendment or by a Current Report on Form 8-K pursuant to Item 601(b) of Regulation S-K.
**	Filed previously.